As filed with the Securities and Exchange Commission on August 2, 2019

Registration No. 333 -232788

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BADU HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	3576	83-2897016
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

2640 Main Avenue

Irvine, California 92614

Telephone: (949) 310-5390

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis Vadura

Chief Executive Officer

Badu Holdings, Inc.

2640 Main Avenue

Irvine, California 92614

Telephone: (949) 310-5390

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Louis A. Brilleman, Esq.

1140 Avenue of the Americas, 9th Floor

New York, NY 10036

(212) 584-7805

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share	7,022,691	$0.75	$5,267,018	$638.36	(3)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock, as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(3)	An amount of $637.99 was paid previously.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED _________, 2019

BADU HOLDINGS, INC.

7,022,691 Shares of Common Stock

We are registering an aggregate of 7,022,691 shares of common stock, $0.001 par value per share (the “Common Stock”) (collectively, the “Resale Shares”) of Badu Holdings, Inc. (referred to herein as “we”, “us”, “our”, “Badu”, “Registrant”, or the “Company”) for resale by certain of our stockholders identified in this prospectus (the “Selling Stockholders”). Please see “Selling Stockholders” beginning at page 37.

The Selling Stockholders may sell some or all of their shares at a fixed price of $.75 per share until our shares are quoted on the OTCQX and thereafter at prevailing market prices or privately negotiated prices. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders. We will bear all costs relating to the registration of the Resale Shares.

There is currently no public market for our Common Stock. We are working together with a market maker to have a Form 211 filed in order to obtain a trading symbol for our Common Stock. It is our intention to seek quotation on the OTCQX, however, there can be no assurance that our Common Stock will be approved for trading on the OTCQX or any other trading exchange.

The Resale Shares may be sold by the Selling Stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this Prospectus.

Prior to this Offering, approximately 86% of our Common Stock is held by a small number of stockholders. Upon completion of the Offering, our Chief Executive Officer will continue to own more than 50% of our Common Stock. Therefore, he will have voting control over the affairs of the Company.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2019

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” “Badu” or the “Company” in this prospectus mean Badu Holdings, Inc., a Nevada corporation.

COMPANY BACKGROUND

Badu Holdings, Inc., through its wholly-owned subsidiary, Badu Networks, Inc., provides products and services that improve the performance of data delivery over wired and wireless networks without the need to change the hardware or software at the point of origin or at the end user’s device. It also designs and sells products that enable users to create, manage and share content by storing data locally thereby improving quality and reducing data-usage fees.

WarpEngine, the Company’s principal hardware and software platform, is designed to address two issues confronting networks. First, when subjected to average congestion, networks tend to underperform as origin servers will restrict the amount of data they transmit via TCP (Transmission Control Protocol) to an end-client. Second, when users connect to the Internet, upload their content to cloud services and consume the resulting media by streaming or downloading content back to their computers and devices, they may be subject to increased data-usage fees and delays in access to content. By deploying WarpEngine, users increase the efficiency and speed of data delivery over the Internet.

RECENT DEVELOPMENTS

Badu Networks, Inc., a Nevada corporation (“Badu Networks”), was organized in December 2012. Badu Holdings, Inc. (“Badu Holdings”) was incorporated under the laws of Nevada on October 24, 2018 for the sole purpose of acting as a holding company for the Company’s business. On January 29, 2019, Badu Holdings acquired Badu Networks by merging its wholly owned subsidiary, Badu Acquisition Corp., into Badu Networks (collectively, the “Company”) in a tax-free reorganization. Under the terms of the merger, shares held by the former stockholders of Badu Networks, were converted into the right to receive 0.1347 shares in Badu Holdings. As a result of the transaction, (i) the former stockholders of Badu Networks received shares of Badu Holdings in the exact same proportion as the Badu Networks shares they previously owned, and (ii) Badu Networks became a wholly owned subsidiary of Badu Holdings. The Company conducts all its operations through Badu Networks.

For accounting purposes, Badu Networks is treated as the accounting acquirer of Badu Holdings. As a result, the Company’s historical financial statements are those of Badu Networks.

WE ARE AN EMERGING GROWTH COMPANY

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	Only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
●	Reduced disclosure about our executive compensation arrangements;
●	No advisory votes on executive compensation or golden parachute arrangements; and
●	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

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Summary of the Offering

Resale Shares	7,022,691 shares of Common Stock (collectively, the “Resale Shares”)

Offering Price	$.75 per share until a market develops and thereafter at market prices or privately negotiated prices.

Common Stock Outstanding Before this Offering	70,692,921

Common Stock Outstanding After this Offering	70,692,921

Use of Proceeds	We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders.

Market for our Common Stock	There is currently no public market for our Common Stock. It is our intention to seek quotation on the OTCQX. However, there can be no assurance that our Common Stock will be approved for trading on the OTCQX or any other trading exchange.

Risk Factors	See “Risk Factors” beginning on page 5 of this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

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RISK FACTORS

Any investment in our Common Stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our Common Stock. Our business, financial condition and results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

RISKS RELATED TO OUR BUSINESS

We have a history of losses. Our independent registered public accounting firm has included in its audit report an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

We have not yet established a stable ongoing source of revenues sufficient to cover our working capital needs and operating costs and allow us to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from our stockholders, the ability of the Company to obtain necessary financing to sustain operations and the attainment of profitable operations. We have incurred annual net losses since June 2012 (date of inception). The Company has an accumulated deficit of $21,462,605 at June 30, 2018. These factors, among others, raise substantial doubt as to its ability to continue as a going concern. If the Company is unable to achieve a stable ongoing source of revenues and profitability and/or obtain adequate equity or debt capital, it could be forced to cease operations.

Our products are subject to lengthy sales cycles which could adversely impact on our cash flow.

Our products have long sales cycles, particularly our WarpEngine Wi-Fi accelerator software. WarpEngine customers such as domestic and international telecom and enterprise companies typically take a long time to understand how our product works within their individual server systems through laboratory tests. Once laboratory testing of the WarpEngine system dynamics satisfactorily meets customer performance metrics, a Proof of Concept (“POC”) trial period lasting anywhere from 3-6 months is conducted to measure the effectiveness of our software platform within customer server systems. After a POC is successful completed the customer must then decide how many systems it will purchase over what timeframe and whether our software will be directly uploaded into their server systems or added through the purchase of fully loaded servers which we provide. There can be no assurance that our WarpEngine product, even if successfully tested via laboratory and POC trials, will be purchased and implemented by our customers in a timely manner, if at all. Significant delays in product purchases could severely impact on our cash flow.

We have a promissory note outstanding that is currently in default and that permits the holder thereof to sue and, if successful, to foreclose on our assets.

In September 2017, we entered into an unsecured convertible debenture purchase agreement with an affiliated stockholder for a principal amount of $500,000 with a due date of June 30, 2018. The debenture accrues interest at 12% per annum and is convertible into shares of the Company’s common stock at $0.72 per share. The note was not repaid or converted on the due date and, accordingly, is currently in default. If this debt remains unpaid and we fail to negotiate an extension of the maturity date, the holder of the note could sue us and, if such suit is successful, foreclose on all our assets. If that were to occur, we would have to cease operations and you could lose your entire investment in the Company.

We face competition from established companies that may have significant advantages over us and our products.

The market for our products is competitive. Certain of our competitors and potential competitors have or may develop greater financial, technological, manufacturing, marketing, and personnel resources than us either generally or relative to the product sets they sell in competition to us. Further, there are numerous companies competing with us in various segments of the market for our products, and their products may have advantages over our products in areas such as conformity to existing and emerging industry standards, interoperability with other products, management and security capabilities, performance, price, ease of use, scalability, reliability, flexibility, product features and technical support.

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Our current and potential competitors have or may develop one or more of the following significant advantages over us in the product areas where they compete with us:

●	tighter focus on an individual product or product category;

●	greater financial, technical and marketing resources;

●	barriers to transition to our products;

●	higher brand recognition across larger geographic regions;

●	more comprehensive functionality;

●	longer-standing cooperative relationships with OEM and end-user customers;

●	superior customer service capacity and quality;

●	longer operating history; and

●	larger customer base.

We cannot provide assurance that we will be able to compete successfully with our current and potential competitors. Such competitors may be able to more quickly develop or adapt to new or emerging technologies and changes in customer requirements, or devote greater resources to the development, promotion and sale of their products. Additionally, it is possible that new competitors or new alliances among existing competitors could emerge and rapidly acquire significant market share.

A small number of customers account for most of our revenues.

During the most recent fiscal year, our three largest customers accounted in the aggregate for more than 80% of our revenues. We do not have long-term agreements for the delivery of our products with this customer or any other customers. The loss of one or more of these customers for any reason would have a serious impact on our cash flow and profitability.

Our ability to succeed may be negatively impacted by a successful global roll out of 5G equipment and services.

Our success is in part dependent on the impact of the expected coming LTE 5G rollout. The 5G technology is expected to increase the speed of mobile service operator networks significantly. We believe that our products can act as a bridge technology between 4G and 5G LTE networks. A slower and/or more costly 5G rollout will be to our advantage because optimizing existing networks is cheaper than deploying all new 5G networks. If it turns out that the 5G speed increase causes a reduction in origin server performance, then our products will be a critical component of a successful 5G deployment. However, if the 5G LTE rollout is as successful or cost effective as many industry experts predict, this may have an adverse impact on our ability to market our products and grow our revenues.

WarpEngine is our only product that is currently generating revenue and there can be no assurance that our new product PixelFlix will generate additional revenue.

Almost all of our revenues are currently generated by our WarpEngine product. Our PixelFlik service is not expected to become available commercially until later this calendar year. There can be no assurance that the marketing of PixelFlik will be successful and that it will generate significant revenues. If we fail in our efforts to make PixelFlik an acceptable alternative to existing Cloud storage services, we will be wholly reliant on our only viable product, WarpEngine. Dependence on one product only will increase the risk of a materially adverse impact on our business in the event that sales of WarpEngine slow down for any reason.

Our dependence on new product development and the rapid technological change that characterizes our industry makes us susceptible to loss of market share resulting from competitors’ product introductions and enhancements, service capabilities and similar risks.

Our industry is characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions, short product life cycles in certain instances and rapidly changing customer requirements. The introduction of products and enhancements embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable.

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Our future success will depend on our ability to enhance our existing products, to introduce new products to meet changing customer requirements and emerging technologies, and to demonstrate the performance advantages and cost-effectiveness of our products over competing products. Failure by us to modify our products to support new alternative technologies or failure to achieve widespread customer acceptance of such modified products could cause us to lose market share and cause our revenue to decline. Further, if competitors offer better service capabilities associated with the implementation and use of products in communication networks, our business could be impacted negatively.

We may experience delays in developing and marketing product enhancements or new products that respond to technological change, evolving industry standards and changing customer requirements. There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction, and marketing of these products or product enhancements, or that our new products and product enhancements will meet the requirements of the marketplace adequately and achieve any significant or sustainable degree of market acceptance in existing or additional markets. In addition, the future introductions or announcements of products by us or one of our competitors embodying new technologies or changes in industry standards or customer requirements could render our then-existing products obsolete or unmarketable. This risk may become more pronounced as new competitors enter the marketplace, especially if these competitors have more resources than us to develop and market new products and technologies and provide related services. There can be no assurance that the introduction or announcement of new product offerings by us or one or more of our competitors will not cause customers to defer their purchase of our existing products, which could cause our revenue to decline.

Most of our revenues are from international markets which can be interrupted by economic, political and social unrest.

Most of our current and future revenue streams is from Southeast Asian countries such as China, Thailand, Japan and South Korea. International operations are subject to the legal, political, regulatory, and social requirements and economic conditions in the jurisdictions in which they are conducted. Risks inherent to international operations and sales, include, but are not limited to, the following:

●	exposure to violations of the Foreign Corrupt Practices Act of 1977, as amended;
●	difficulty in enforcing agreements, judgments, and arbitration awards in foreign legal systems;
●	impediments to the flow of foreign exchange capital payments and receipts due to exchange controls instituted by certain foreign governments and the fact that the local currencies of these countries are not freely convertible;
●	inability to obtain maintain, or enforce our intellectual property rights;
●	changes in general economic and political conditions in foreign countries;
●	changes in foreign government regulations and technical standards, including additional regulation of medical devices, which may reduce or eliminate our ability to sell or license in certain markets;
●	requirements or preferences of foreign nations for domestic technologies, which could reduce demand for our technologies;
●	trade barriers such as export requirements, tariffs, taxes, and other restrictions and expenses, which could increase the prices of our technologies and make us less competitive; and
●	longer payment cycles typically associated with international sales and potential difficulties in collecting accounts receivable, which may reduce the future profitability of foreign sales or licensing.

Conducting business in foreign jurisdictions would require us to respond to rapid changes in market conditions in these countries. The Company believes that its overall success as a global business would depend on its ability to succeed in different legal, regulatory, economic, social, and political situations and conditions. We may not be able to develop and implement effective policies and strategies in each foreign jurisdiction where we may do business in the future.

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We intend to continue to devote significant resources to our research and development, which, if not successful, could cause a decline in our revenue and harm our business.

We intend to continue to devote significant resources to research and development in the coming years to enhance and develop additional products. If we are unable to develop new products, applications and services as a result of our research and development efforts, if we encounter delays in deploying these new products, applications and services, or if the products, applications and services we develop are not successful, our business could be harmed. Even if we develop new products, applications and services that are accepted by our target markets, the net revenue from these products, applications and services may not be sufficient to justify our investment in research and development.

Our products, applications and services have been developed through internally developed technologies. Our ability to continue to develop new products, applications and services could be partially dependent on finding and acquiring new technologies in the marketplace. Even if we identify new technologies that we believe would be complementary to our internally developed technologies, we may not be successful in obtaining those technologies or we may not be able to acquire the technologies at an acceptable price.

Our ability to sustain and grow our business depends in large part on the success of our international and domestic channel partner distributors and value added resellers.

A majority of our revenue is generated through sales by channel partner distributors and value added resellers. To the extent our channel partners are unsuccessful in selling our products or if we are unable to obtain and retain a sufficient number of high-quality channel partners, our operating results could be materially and adversely affected. Our international channel partners and value added resellers also execute the deployment of our products which if not tested and installed properly could negatively impact our customer relationship and revenue stream. In addition, our channel partners may also market, sell and support products and services that are competitive with ours, and may devote more resources to the marketing, sales and support of such products. They also may have incentives to promote our competitors’ products in lieu of our products, particularly competitors with larger volumes of orders, more diverse product offerings and a longer relationship with our distributors and resellers. In these cases, one or more of our important channel partners may stop selling our products completely. Our channel partner sales structure also could subject us to lawsuits, potential liability and reputational harm if, for example, any of our channel partners misrepresents the functionality of our products or services to customers, or violates local laws or our corporate policies. If we fail to manage our existing or future sales channel partners effectively, our business and operating results could be materially and adversely affected.

Loss of Dennis Vadura, our Chief Executive Officer, could impair our ability to operate.

If we lose Dennis Vadura, our Chief Executive Officer, our business could suffer. Our success is highly dependent on our ability to attract and retain qualified management personnel. We have entered into an employment agreement with Mr. Vadura. The loss of Mr. Vadura could have some effect on our operations. If we were to lose our Chief Executive Officer, we may experience temporary difficulties in competing effectively, developing our technology and implementing our business strategies. We do not have key man life insurance in place for any of our key personnel.

Our business may suffer if we do not attract and retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management and other personnel in conducting the business of the Company. We have a small management team, and the loss of a key individual or inability to attract suitably qualified staff could materially adversely impact our business.

Our success depends on the ability of our management and employees to interpret and respond to changing technology, economic, market and other conditions. Further, no assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills can be found. We have sought to and will continue to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.

Our management team has limited experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has only limited public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

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RISKS RELATED TO OUR COMMON STOCK

The majority of our Common Stock is owned by a small group of stockholders who therefore absolutely control the affairs of the Company.

Approximately 86% of the Company’s issued and outstanding common stock is owned by a small group of stockholders. As a result, these stockholders have absolute control over the affairs of the Company, including the election and removal of directors; the appointment and dismissal of corporate officers; the issuance of additional stock; and the sale of the Company’s assets. The inability of minority stockholders to influence the direction of the Company will make the stock less attractive which will likely have an adverse effect on the value of the Company’s stock.

There is currently no market for our stock; if and when a trading market develops, our shares are expected to be thinly traded with wide share price fluctuations, low share process and minimal liquidity.

If and when a market develops for our stock, the price of our shares is expected to be volatile with wide fluctuations in response to several factors, including:

●	potential investors’ anticipated feeling regarding our results of operations;
●	increased competition;
●	our ability or inability to generate future revenues; and
●	market perception of the future of development of the products we offer.

In addition, if our shares are quoted on the OTC Markets or another trading platform or exchange for which we qualify, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions such as recessions, interest rates or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTC Markets or on another trading platform or exchange, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

Because we can issue additional shares of Common Stock, purchasers of our Common Stock may experience dilution in the future.

We are authorized to issue up to 250,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of January 31, 2019, 70,000,000 shares of Common Stock are issued and outstanding. Our Board of Directors has the authority to mandate the issuance of additional shares of Common Stock, the creation of series of preferred stock and the issuance of shares of preferred stock, without the consent of any of our stockholders. Consequently, our stockholders may experience further dilution of their ownership of the Company in the future, which could have an adverse effect on the trading market for our Common Stock.

Several provisions of our articles of incorporation and our bylaws could discourage, delay or prevent a merger or acquisition, even in situations that may be viewed as desirable by our stockholders.

Our articles of incorporation and our bylaws contain provisions which may make the acquisition of the Company more difficult without the approval of our board of directors. These provisions include (i) authorizing our Board of Directors to issue “blank check” preferred stock having superior rights without stockholder approval, (ii) advance notice requirements for stockholder proposals and nominations, (iii) limitations on the ability of stockholders to amend, alter or repeal our bylaws, and (iv) requiring disinterested stockholder approval for certain “controlling interest” acquisitions.”

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The noted provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws, as well as provisions in the stockholder rights plan, may discourage, delay or prevent an attempt by a third party to acquire control of our company, even in situations that may be viewed favorably by stockholders.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our Common Stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board of Director may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our Common Stock is deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our Common Stock is subject to the “penny stock” rules. The term “penny stock” generally refers to a security issued by a very small company that trades at less than $5 per share. Penny stocks generally are quoted over-the-counter, such as on the OTC Bulletin Board or OTC Link LLC (which is owned by OTC Markets Group, Inc., formerly known as Pink OTC Markets Inc.). Penny stocks may trade infrequently, which means that it may be difficult to sell penny stock shares once you own them. Moreover, because it may be difficult to find quotations for certain penny stocks, they may be difficult, or even impossible, to accurately price. For these, and other reasons, penny stocks are generally considered speculative investments. Consequently, you should be prepared for the possibility that they may lose their whole investment (or an amount in excess of their investment if they purchased penny stocks on margin).

Because of the speculative nature of penny stocks, broker-dealers are prohibited from effecting transactions in penny stocks unless they comply with the requirements of Section 15(h) of the Securities Exchange Act of 1934 (“Exchange Act”) and the rules thereunder. These SEC rules provide, among other things, that a broker-dealer must (1) approve the customer for the specific penny stock transaction and receive from the customer a written agreement to the transaction; (2) furnish the customer a disclosure document describing the risks of investing in penny stocks; (3) disclose to the customer the current market quotation, if any, for the penny stock; and (4) disclose to the customer the amount of compensation the firm and its broker will receive for the trade. In addition, after executing the sale, a broker-dealer must send to its customer monthly account statements showing the market value of each penny stock held in the customer’s account. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Recent regulatory and enforcement actions by the FINRA will make it difficult for investors to dispose of their Company stock as long as it remains an OTC security.

In order to be able to publicly trade a security, such security is required to have a trading symbol. Trading symbols for OTC securities are assigned by the FINRA following a submission by a market maker of a Form 211. In the past, the review of such submissions by the FINRA was a routine matter that would typically be completed within weeks. Recently, FINRA reviews have often taken well in excess of six months, with many securities being subject to indefinite delays. As a result of the enhanced regulatory scrutiny and long review process, many market makers are now declining to submit Forms 211s.

In addition, and in response to increased scrutiny and recent regulatory actions by the FINRA, many brokers have started to refuse deposits of OTC securities, whether restricted or free trading and regardless of the price at which these securities are traded, even after they obtained a trading symbol. As a result, investors may find it increasingly difficult to dispose of their Company stock.

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Our stock price may be volatile; you may not be able to resell your shares at an acceptable price.

The market prices for securities of companies similar to ours have been highly volatile, with price and volume fluctuations, and may continue to be highly volatile in the future. Although there is presently no public trading market for our Common Stock, if a market for our shares develops, the following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our common stock, some of which are beyond our control:

●	announcements of technological innovations or new commercial products by our competitors or us;
●	our issuance of equity or debt securities, or disclosure or announcements relating thereto;
●	developments concerning proprietary rights, including patents;
●	regulatory developments in the United States and foreign countries;
●	litigation;
●	economic and other external factors or other disaster or crisis; or
●	period-to-period fluctuations in our financial results.

We may not be able to achieve secondary trading of our stock in certain states because our Common Stock is not nationally traded, which could subject our stockholders to significant restrictions and costs.

Our Common Stock is not eligible for trading on The NASDAQ Capital Market or on a national securities exchange. Therefore, our Common Stock is subject to the securities laws of the various states and jurisdictions of the United States in addition to federal securities law. While we may register our Common Stock or qualify for exemptions for our Common Stock in one of more states, if we fail to do so the investors in those states where we have not taken such steps may not be allowed to purchase our stock or those who presently hold our stock may not be able to resell their shares without substantial effort and expense. These restrictions and potential costs could be significant burdens on our stockholders.

We are an “emerging growth company” and the reduced disclosure requirements applicable to “emerging growth companies” may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we have elected to take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company” (i) we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, (ii) we will be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or a supplement to the auditor’s report on financial statements, (iii) we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iv) we will not be required to hold nonbinding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved.

As a result, our public filings may not be comparable to companies that are not “emerging growth companies”. We may remain an “emerging growth company” until the fiscal year-end following the fifth anniversary of the completion of this offering, though we may cease to be an “emerging growth company” earlier under certain circumstances, including (i) if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30, in which case we would cease to be an “emerging growth company” as of the following January 1, or (ii) if our gross revenue exceeds $1.07 billion in any fiscal year.

The JOBS Act further provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of such extended transition period. As a result, our financial statements may not be comparable to companies that comply with other public company effective dates.

In addition, we qualify as a “smaller reporting company,” which allows us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Investors may find our common stock less attractive if we rely on these exemptions and relief granted by the JOBS Act. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may decline and/or become more volatile.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on page 5 of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

This prospectus also includes estimates of market size and industry data that we obtained from industry publications and surveys and internal company sources. The industry publications and surveys used by management to determine market size and industry data contained in this prospectus have been obtained from sources believed to be reliable.

USE OF PROCEEDS

The Company will not receive any proceeds from this offering. The Selling Stockholders will receive all of the net proceeds from the offering of their shares of Common Stock.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange and at the present time we do not have a trading symbol assigned to our common stock.

We are working together with a market maker to have a Form 211 filed in order to obtain a trading symbol for our Common Stock. It is our intention to seek quotation on the OTCQX, however, there can be no assurance that our Common Stock will be approved for trading on the OTCQX Marketplace or any other trading exchange.

We have not declared or paid any cash dividends on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant.

As of August 1, 2019, there were 106 stockholders of record of our Common Stock.

Recent sales of unregistered securities

Common stock

In March 2016, the Company sold 673,352 shares of common stock to an investor at $0.37 per share for cash proceeds of $250,000.

In June 2016, the Company sold 673,352 shares of common stock to an investor at $0.37 per share for cash proceeds of $250,000.

In July 2016, in connection with an exercise of warrants, the Company issued 673,352 shares of common stock to an investor at $.37 per share for cash proceeds of $250,000.

In September 2016, in connection with an exercise of warrants, the Company issued 673,352 shares of common stock to an investor at $0.37 per share for cash proceeds of $250,000.

In November 2016, in connection with an exercise of warrants, the Company issued 673,352 shares of common stock to an investor at $0.37 per share for cash proceeds of $250,000.

In December 2016, in connection with an exercise of warrants, the Company issued 808,023 shares of common stock to an investor at $0.37 per share for cash proceeds of $300,000.

In January 2017, the Company sold 242,463 shares of common stock to four investors at an average price of $0.72 per share for cash proceeds of $175,000.

In April 2017, the Company sold 207,771 shares of common stock to two investors at an average price of $0.72 per share for cash proceeds of $150,000.

In May 2017, the Company sold 207,612 shares of common stock to two investors at an average price of $0.72 per share for cash proceeds of $150,000.

In June 2017, the Company sold 520,837 shares of common stock to seven investors at an average price of $0.72 per share for cash proceeds of $370,000.

In June 2017, the Company sold 861,891 shares of common stock to an investor at $0.56 per share for cash proceeds of $480,000.

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In August 2017, the Company issued 33,668 shares of common stock to an individual at $.72 per share for services rendered and valued at $24,300.

In September 2017, the Company sold 373,658 shares of common stock to six investors at an average price of $0.72 per share for cash proceeds of $270,000.

In November 2017, the Company sold 138,124 shares of common stock to an investor at $0.72 per share for cash proceeds of $100,000.

In December 2017, the Company sold 34,531 shares of common stock to an investor at $0.72 per share for cash proceeds of $25,000.

In January 2018, the Company issued 741,113 shares of common stock to three members of the Board of Directors at a price of $0.72 per share for their services performed as directors and valued at $534,906.

In January 2018, the Company issued 9,834 shares of common stock to two individuals at $.72 per share for services rendered and valued at $7,097.

In February 2018, the Company sold 631,277 shares of common stock to 14 investors at an average price of $0.72 per share for cash proceeds of $455,492.

In February 2018, in connection with the conversion of a convertible note and accrued interest, the Company issued 14,001 shares of common stock to an investor at a price of $0.79 per share.

In March 2018, the Company sold 318,665 shares of common stock to seven investors at an average price of $0.72 per share for cash proceeds of $230,000.

In June 2018, the Company sold 132,387 shares of common stock to four investors at an average price of $0.72 per share for cash proceeds of $95,552.

In June 2018, the Company issued 95,025 shares of common stock to three members of the Board of Directors at a price of $0.79 per share for their services performed as directors and valued at $74,795.

In June 2018, the Company issued 455,723 shares of common stock to five individuals at $.72 per share for services rendered and valued at $328,923.

In July 2018, the Company sold 34,638 shares of common stock to an investor at $0.72 per share for cash proceeds of $25,000.

In July 2018, the Company issued 3,885 shares of common stock to an individual at $.72 per share for services rendered and valued at $7,500.

In August 2018, the Company sold 69,275 shares of common stock to an investor at $0.72 per share for cash proceeds of $50,000.

In August 2018, the Company issued 9,050 shares of common stock to one member of the Board of Directors at a price of $0.79 per share for services performed as a director and valued at $7,123.

In September 2018, the Company issued 38,593 shares of common stock to three members of the Board of Directors at a price of $0.79 per share for their services performed as directors and valued at $30,377.

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In September 2018, the Company sold 353,302 shares of common stock to six investors at an average price of $0.72 per share for cash proceeds of $255,000.

In September 2018, the Company issued 55,420 shares of common stock to an individual at $.72 per share for services rendered and valued at $40,000.

In October 2018, the Company issued 444,963 shares of common stock to eight individuals at an average price of $.72 per share for services rendered and valued at $350,232.

In October 2018, the Company sold 256,501 shares of common stock to five investors at an average price of $0.72 per share for cash proceeds of $185,132.

In November 2018, the Company sold 70,029 shares of common stock to five investors at an average price of $0.72 per share for cash proceeds of $50,000.

In December 2018, the Company sold 313,084 shares of common stock to two investors at an average price of $0.72 per share for cash proceeds of $225,000.

In December 2018, the Company issued 47,643 shares of common stock to three members of the Board of Directors at a price of $0.79 per share for their services performed as directors and valued at $37,500.

In March 2019, the Company sold 25,000 shares of common stock to an investor at an average price of $1.00 per share for cash proceeds of $25,000.

In April 2019, the Company sold 300,000 shares of common stock to six investors at an average price of $1.00 per share for cash proceeds of $300,000.

In May 2019, the Company sold 50,000 shares of common stock to an investor at an average price of $1.00 per share for cash proceeds of $50,000.

In June 2019, the Company sold 100,000 shares of common stock to an investor at an average price of $1.00 per share for cash proceeds of $100,000.

In June 2019, the Company issued 217,913 shares of common stock to two individuals at an average price of $1.03 per share for services rendered and valued at $224,370.

Stock Options

On January 11, 2016, the Company granted options to purchase 67,335 shares of common stock to an employee at an exercise price of $.79 per share with an expiration date of January 10, 2026. The options vest ratably on May 11, 2016, 2017, 2018 and, 2019.

On June 5, 2016, the Company granted options to purchase 13,467 shares of common stock to an employee at an exercise price of $.79 per share with an expiration date of June 4, 2026. The options vest ratably on December 15, 2016, 2017, 2018 and 2019. All the options were cancelled on December 7, 2017 upon termination of employment.

On August 8, 2016, the Company granted options to purchase 13,467 shares of common stock to an employee at an exercise price of $.93 per share with an expiration date of August 7, 2026. The options vest ratably on May 11, 2016, 2017, 2018 and 2019. All the options were cancelled on December 7, 2017 upon termination of employment.

On January 20, 2017, the Company granted options to purchase 13,467 shares of common stock to an individual at an exercise price of $1.93 per share with an expiration date of January 19, 2027. The options vest ratably on January 20, 2018 and January 20, 2019.

On January 20, 2017, the Company granted options to purchase 538,682 shares of common stock to an individual at an exercise price of $1.93 per share with an expiration date of January 19, 2027. The options vest ratably on January 20, 2017, 2018, 2019 and 2020. All the options were cancelled on August 1, 2018 upon termination of services.

On March 2, 2017, the Company granted options to purchase 67,335 shares of common stock to an individual at an exercise price of $.79 per share with immediate vesting. All the options were cancelled on July 29, 2018 upon termination of services.

On April 9, 2017, the Company granted options to purchase 134,670 shares of common stock to an individual at an exercise price of $.79 per share with immediate vesting. All the options were cancelled on July 8, 2018 upon termination of services.

On April 20, 2017, the Company granted options to purchase 538,682 shares of common stock to an employee at an exercise price of $1.93 per share with an expiration date of April 19, 2027. The options vest ratably on April 20, 2017, 2018, 2019 and 2020. All the options were cancelled on December 20, 2017 upon termination of employment.

On July 10, 2017, the Company granted options to purchase 13,467 shares of common stock to an employee at an exercise price of $.79 per share with an expiration date of July 9, 2027. The options vest ratably on January 10, 2018, 2019, 2020 and 2021. All the options were cancelled on November 29, 2018 upon termination of employment.

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On July 20, 2017, the Company granted options to purchase 101,003 shares of common stock to an individual at an exercise price of $.79 per share with immediate vesting.

On September 4, 2017, the Company granted options to purchase 87,536 shares of common stock to an individual at an exercise price of $1.93 per share with immediate vesting. All the options were cancelled on December 4, 2017.

On October 2, 2017, the Company granted options to purchase 538,662 shares of common stock to an individual at an exercise price of $1.93 per share with an expiration date of October 1, 2027. The options vest ratably on October 2, 2017, 2018, 2019 and 2020.

On November 1, 2017, the Company granted options to purchase 26,934 shares of common stock to an individual at an exercise price of $.79 per share with an expiration date of November 1, 2027. The options vest ratably on November 1, 2018 and November 1, 2019.

On November 1, 2017, the Company granted options to purchase 13,467 shares of common stock to an individual at an exercise price of $.79 per share with immediate vesting with an expiration date of November 11, 2027.

On January 1, 2018, the Company granted options to purchase 14,186,155 shares of common stock to 19 employees and individuals at an exercise price of $.79 per share with immediate vesting. Options to purchase 12,000,000 of such shares were subsequently cancelled upon termination of employment or services.

On August 1, 2018, the Company granted options to purchase 1,111,031 shares of common stock to eight individuals at an exercise price of $.79 per share with immediate vesting.

On December 10, 2018, the Company granted options to purchase 269,341 shares of common stock to two employees at an exercise price of $.79 per share with an expiration date of December 6, 2028. The options vest on December 9, 2022.

On December 12, 2018, the Company granted options to purchase 1,144,699 shares of common stock to an individual at an exercise price of $.79 per share with an expiration date of December 11, 2028. The options vest on December 12, 2022.

On February 25, 2019, the Company granted options to purchase 1,800,000 shares of common stock to our Chief Financial Officer at an exercise price of $.79 per share with an expiration date of February 25, 2029. Ten percent (10%) of the options vested immediately, with the remaining options vesting ratably on each anniversary date over the ensuing four years.

Warrants

On February 2, 2016, the Company granted warrants to purchase 2,828,080 shares of common stock at an exercise price of $0.37 per share with an expiration dates from July 29, 2016 to December 30, 2016. All such warrants were subsequently exercised for total cash proceeds of $1,050,000.

On February 12, 2016, the Company granted warrants to purchase 32,983 shares of common stock at an exercise price of $0.37 per share with an expiration date of February 12, 2026.

On January 22, 2017, the Company granted warrants to purchase 2,020,057 shares of common stock at an exercise price of $1.93 per share with an expiration date of December 31, 2018. The warrants were not exercised on a timely basis and expired.

On January 1, 2018, the Company granted warrants to purchase 67,335 shares of common stock at an exercise price of $1.93 per share with an expiration date of December 30, 2027.

On September 1, 2018, the Company granted warrants to purchase 36,007 shares of common stock at an exercise price of $0.79 per share with an expiration date of August 31, 2028.

On November 29, 2018, the Company granted warrants to purchase 122,964 shares of common stock at an exercise price of $0.79 per share with an expiration date of December 1, 2019.

Reorganization

Under the terms of the Reorganization, on January 29, 2019, Registrant converted all issued and outstanding shares of Badu Networks into the right to receive an aggregate of 70,000,000 shares of common stock of Registrant.

All securities listed above were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereunder as they were issued in reliance on the recipients’ representation that they were accredited (as such term is defined in Regulation D), without general solicitation and represented by certificates or electronic book entries that marked with a restrictive legend. In addition, all recipients were provided with sufficient access to Company information.

DIVIDEND POLICY

Since inception we have not declared or paid any cash dividends and do not intend to declare any such dividends in the foreseeable future. We currently intend to retain any future earnings for use in the operation of our business. Our ability to pay dividends is subject to limitations imposed by Nevada law. Under Nevada law, dividends may be paid to the extent that a corporation’s assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business. Any future determination to pay dividends will be at the discretion of our Board of Directors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes appearing elsewhere in this Prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Note Regarding Forward-Looking Statements and Industry Data” set forth on page 11, and “Risk Factors” beginning on page 5 for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods.

General Overview

The Company provides products and services that improve the performance of data delivery over wired and wireless networks without the need to change any hardware or software at the point of origin or at the end user’s device. It also designs and sells products that enable users to create, manage and share content by storing data locally thereby improving quality, user experience and reducing data-usage fees.

The Company’s products and services are designed to address two issues confronting networks. First, when subjected to average congestion, networks tend to underperform as origin servers will restrict the amount of data they transmit via TCP (Transmission Control Protocol) to an end-client. Second, when users connect to the Internet, upload user-generated content to cloud services and consume the resulting media by streaming or downloading content back to their computers and devices, they will usually be subjected to increased data-usage fees and delays in access to content.

Reorganization

Badu Networks Inc. (the “Networks”) was incorporated in Nevada in June 2012. Badu Holdings, Inc. (“Badu Holdings”) was incorporated under the laws of Nevada on October 24, 2018 for the sole purpose of acting as a holding company for Badu Networks’ business. On January 29, 2019, Badu Holdings acquired Badu Networks by merging its wholly owned subsidiary, Badu Acquisition Corp., into Badu Networks (collectively, the “Company”) in a tax-free reorganization. Under the terms of the merger, each share held by the former stockholders of Badu Networks was converted into the right to receive 0.1347 shares in Badu Holdings. As a result of the transaction, (i) the former stockholders of Badu Networks received shares of Badu Holdings in the exact same proportion as the Badu Networks shares they previously owned, and (ii) Badu Networks became a wholly-owned subsidiary of Badu Holdings. All share and per share amounts in the accompanying consolidated financial statements and footnotes reflect the post-merger share structure.

For accounting purposes, Badu Networks is treated as the accounting acquirer of Badu Holdings. As a result, the Company’s historical financial statements are those of Badu Networks.

The Company conducts all its operations through Badu Networks.

Industry Background

As the Internet continues to evolve, commercial video and the production, storage, sharing and subsequent consumption of user generated content has continued to proliferate. According to Statista.com, the global VOD (Video-on-Demand) revenue is forecast to be $29.6 billion in 2019, with an expected annual growth rate of 3% through 2023. Video streaming accounts for the largest portion of this market volume and is a large contributor to the continued growth of Internet traffic. Other growth drivers are the spectacular rise of cloud services (such as Amazon Web Services (AWS), Google Cloud, or Microsoft Azure) for both personal and business use, as well as the growth of IoT (Internet of Things) deployments.

The growth of cloud usage, video downloads, and IoT services has changed the nature of the traffic profiles on the Internet. Initially, upstream traffic consisted mostly of requests for content and acknowledgements for the delivery of the content to its consumption end-point. Today, upstream traffic is composed of the traditional traffic as well as large photo and broadcast video uploads, and IoT status updates, all of which deliver data to cloud services.

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The increased data traffic on the internet has caused networks to slow down and become less predictable in their ability to deliver data with consistent packet timing between a data-server and data-client, a phenomenon commonly referred as entropy. Greater inconsistency in inter-packet arrival times (referred to as “jitter”) causes servers that deliver requested content to delay or even halt the transmission of data. This is usually the result of network state computations, causing servers to perceive false positives regarding congestion in otherwise uncongested networks.

Products and Services

The Company’s products mitigate network slowdowns in two ways. First, they provide a better implementation of TCP (transmission control protocol) called WarpTCP. WarpTCP allows for more efficient delivery of requested content even in the presence of jitter within a network. Second, the content is moved as close to the user as possible, thereby reducing TTC (Time To Content). Both approaches have led to improvements in user experience.

WarpEngine is the Company’s suite of products that provide the tools for deploying WarpTCP. WarpEngine and WarpTCP accounted for approximately 99% of revenues in fiscal 2017 and 2018. WarpEngine is a hardware and virtualized platform solution that provides transparent TCP proxying at carrier grade line rates.

PixelFlik is a cloud service as well as an Android and iOS App. Both Apps are available for free in their respective App Stores (Google Play and iOS App Store). To date, the Company has not generated any revenue from PixelFlik as the prototype product is the design and production process. Nevertheless, the Company anticipates this product will generate increased revenues in the future. PixelFlik uses the concept of like-minded affinity groups (called “Tribes”) to designate a list of PixelFlik users to share content with.

Customers

WarpEngine customers include telecommunication carriers, a large foreign government agency and distributed large enterprises. PixelFlik.ds customers included a digital directory service and a small number of retail customers. Currently the Company distributes and sells the WarpEngine product principally through Value Added Resellers (“VARs”) and intends to continue to develop reseller relationships with the goal of growing its customer base particularly in enterprise and mobile service operator sectors. The Company also will intensify its focus on the PixelFlik user base and the deployed digital signage footprint by exploring possible partnership arrangements with online services, online TV marketing services, as well as several mobile operators.

Critical Accounting Policies, Estimates and Judgments

This discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements that have been prepared under accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in conformity with US GAAP requires our management to make estimates and assumptions that affect the reported values of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported levels of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Below is a discussion of accounting policies that we consider critical to an understanding of our financial condition and operating results and that may require complex judgment in their application or require estimates about matters which are inherently uncertain. A discussion of our significant accounting policies, including further discussion of the accounting policies described below, can be found in Note 2, “Summary of Accounting Policies” of our Financial Statements.

Use of Estimates

In preparing financial statements in conformity with GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of operations. The accounting estimates that require our significant, difficult, and subjective judgments include:

●	the assessment of recoverability of long-lived assets;
●	the valuation and recognition of share-based compensation.

Actual results may differ from those estimates and such differences may be material to the financial statements. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

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Income Taxes

Income taxes are provided in accordance with ASC 740, Income Taxes. The Company utilizes the asset and liability method of accounting for income taxes. The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. Deferred tax assets are reviewed for recoverability and the Company records a valuation allowance to reduce its deferred tax assets when it is more likely than not that all or some portion of the deferred tax assets will not be recovered.

In July 2006, the FASB issued guidance that clarified the accounting for income taxes by prescribing a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

Risks and Uncertainties

The Company has a limited operating history and has not generated substantial revenue to date. The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide. These conditions include short-term and long-term interest rates, inflation, fluctuations in debt and equity capital markets and the general condition of the U.S. and world economy. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse developments in these general business and economic conditions, including recession, downturn or otherwise, and could have a material adverse effect on the Company’s financial condition and the results of its operations.

In addition, the Company will compete with many companies that currently have extensive and well-funded projects, marketing and sales operations as well as extensive human capital. Our company may be unable to compete successfully against these companies. The Company’s industry is characterized by rapid changes in technology and market demands. As a result, the Company’s products, services, and/or expertise may become obsolete and/or unmarketable. The Company’s future success will depend on its ability to adapt to technological advances, anticipate customer and market demands, and enhance our current products and services. Further, the Company’s products and services must remain competitive with those of other companies with substantially greater resources.

Share-Based Payments

The Company follows ASC Topic 718-10, Share-Based Payment, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains services in share-based payment transactions. ASC Topic 718-10 requires entities to measure the cost of services received in exchange for equity instruments, including stock options and warrants, based on the grant date fair value of the award and to recognize it as compensation expense over the period services are to be provided, usually the vesting period.

The fair value of options and warrants is calculated using the Black-Scholes option-pricing model. This model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions. As such, the values derived from using that model can differ significantly from other methods of valuing the Company’s share-based payment arrangements. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. These factors could change in the future, affecting the determination of share-based payment expense in future periods.

The assumptions used in the Black Scholes models referred to above are based upon the following data: (1) the expected life of the option or warrant is estimated by considering the contractual term of the option or warrant, the vesting period and the expected exercise price; (2) the expected stock price volatility of the underlying shares over the expected term is based comparable public companies; (3) the risk free interest rate is based on published U.S. Treasury Department interest rates for the expected terms; and (4) expected dividends are based on historical dividend data and expected future dividend activity. The underlying share value is estimated based on contemporaneous sales of common stock for cash.

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Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which was subsequently amended by ASUs 2015-14, 2016-08, 2016-10, 2016-12, and 2016-20. ASU 2014-09, as amended, supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and creates a new FASB ASC Topic 606 (“ASC 606”). FASB ASC 606, implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. ASC 606 also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. ASC 606 is effective for public entities for annual periods beginning after December 15, 2017 (fiscal year ending June 30, 2019 for the Company), and interim periods within the year of adoption. The Company adopted these updates beginning with the first quarter of its fiscal year ending June 30, 2019 using the modified retrospective transition approach in which the cumulative effect of initially applying ASC 606 was recognized at the date of initial application, July1, 2018. The Company has completed an analysis on the adoption of ASU 2014-09 and has determined the adoption will not have a material impact on the recognition of revenue.

The vast majority of revenues was derived from the sale of tangible products for which the Company recognizes revenue at a point in time. The contracts that relate to these product shipments are predominantly purchase orders that have firm purchase commitments generally only for a short period of time. As a result, the adoption of Topic 606 did not have a material effect on our condensed financial statements, and no cumulative catch-up adjustment to the opening balance of accumulated deficit was required. The Company used the related practical expedients that allowed it to omit disclosure of the transaction price allocated to remaining unsatisfied obligations and an explanation of when it expects to recognize the related revenue.

Revenues are recognized when control is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods and services. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

Jobs Act Accounting Election

In April 2012, the Jumpstart Our Business Startups Act of 2012, or JOBS Act, was enacted. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of such extended transition period.

Nature of Goods and Services

The Company provides products and services that improve the performance of data delivery over wired and wireless networks without the need to change hardware or software at the point of origin or at the end user’s device. It also designs and sells products that enable users to create, manage and share content by storing data locally thereby improving quality and reducing data-usage fees.

WarpEngine is the Company’s suite of products that provide the tools for deploying WarpTCP. WarpEngine and WarpTCP accounted for approximately 99% of revenues in fiscal 2018. WarpEngine is a hardware and virtualized platform solution that provides transparent TCP proxying at carrier grade line rates, with up to 10Gb/s in a single engine, and up to 200Gb/s when multiple engines are aggregated into a group. The smallest hardware footprint is a 4-port solution called WarpGateway, and the biggest footprint (WarpEngine-X) is a 48-core unit that can house multiple hardware bypass network interface cards (or NIC). The Company derives revenue primarily from sales of the aforementioned products and consulting/engineering services.

Substantially all of the Company’s net product revenues relate to products sold at a point in time through ship-and-bill performance obligations. At contract inception, an assessment of the goods and services promised in the contracts with customers is performed and a performance obligation is identified for each distinct promise to transfer to the customer a good or service (or bundle of goods or services). To identify the performance obligations, the Company considers all of the goods or services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. Contracts with customers are comprised of customer purchase orders, invoices (including the Company’s standard terms and conditions), and written contracts.

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Revenue Disaggregation

The Company operates in one reportable segment, which is the design, manufacture and sale of high-performance products for the enterprise, telecommunication, commercial and small business markets that improve the performance of data delivery over wired and wireless networks. The Company evaluates financial performance on a Company-wide basis.

Performance Obligations

Net product revenues and related cost of sales are primarily the result of promises to transfer products to customers. For performance obligations related to substantially all of the ship-and-bill products, control transfers at a point in time when title transfers upon shipment of the product to the customer, and for some sales, control transfers when title is transferred at time of receipt by the customer. Once a product has shipped or has been delivered, the customer is able to direct the use of, and obtain substantially all of the remaining benefits from, the asset. The Company considers control to have transferred upon shipment or delivery, because the Company has a present right to payment at that time, the customer has legal title to the asset, the Company has transferred physical possession of the asset, and the customer has the significant risks and rewards of ownership of the asset.

Amounts billed to its customers for shipping and handling are recorded in net product revenues. Shipping and handling costs incurred by the Company are included in cost of sales in the accompanying condensed consolidated statements of operations.

Significant Payment Terms

For ship-and-bill type contracts with customers, the invoice states the final terms of the sale, including the description, quantity, and price of each product purchased. Payment terms are typically due within 30 days after delivery but, in limited instances, can range up to 60 days after delivery. Accordingly, the Company’s contracts with customers do not include a significant financing component.

Variable Consideration

In limited situations customers are allowed limited rights of return for up to 30 days; however, returns are negligible.

Warranties

The Company warrants that the encoding of its software programs on the media on which the product is furnished will be free from defects in material and workmanship and that the product shall substantially conform as represented for a period of 90 days.

The Company further warrants that its hardware systems will be free from defects in materials and workmanship for a period of one year.

Contract Assets

Typically, the Company invoices the customer and recognizes revenue once the Company has satisfied its performance obligation. Accordingly, the contract assets comprise accounts receivable. Generally, the Company does not have material amounts of other contract assets since revenue is recognized as control of goods is transferred or as services are performed.

Contract Liabilities (Deferred Revenue)

Contract liabilities are recorded when cash payments are received in advance of the Company’s performance.

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Practical Expedients and Exemptions

The Company has elected the following practical expedients allowed under Topic 606:

●	Payment terms with its customers, which are one year or less, are not considered a significant financing component.

●	Shipping and handling fees and costs incurred in connection with products sold are recorded in cost of sales and are not considered a performance obligation to its customers.

●	The Company expenses incremental direct costs of obtaining a contract (sales commissions) when incurred because the amortization period is generally 12 months or less. The Company does not incur costs to fulfill a customer contract that meet the requirements for capitalization.

●	The Company has applied the portfolio approach to its ship-and-bill contracts that have similar characteristics as it reasonably expects that the effects on the financial statements of applying this guidance to the portfolio of contracts would not differ materially from applying this guidance to the individual contracts within the portfolio.

Recently Issued Accounting Pronouncements

The Company does not believe that there are any other applicable new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations. The Company has implemented all applicable new accounting pronouncements that are in effect.

Comparison of Fiscal Year Ended June 30, 2018 to Fiscal Year Ended June 30, 2017

Summary of Results of Operations

The following table sets forth certain selected financial data as a percentage of revenue for the fiscal years ended June 30, 2018 and 2017:

	Fiscal 2018		Fiscal 2017
Revenue	$587,173	100.0%	357,333	100.00%
Cost of sales	92,226	15.7%	29,962	8.4%
Gross profit	494,947	84.3%	327,371	91.6%
Operating expenses	11,385,132	1,939%	3,888,400	1,088.2%
Loss from operations	(10,890,185)	1,854.7%	(3,561,029)	996.6%
Interest expense	(32,363)	5.5%	(507)	0.1%
Net loss	$(10,922,548)	1,860.2%	(3,561,536)	(996.7)%

Revenues

The increase of $229,840, or 64.3%, in revenue for fiscal 2018 compared to fiscal 2017 is principally attributable to the addition of new customers both internationally and domestically as a result of the Company’s marketing and sales initiatives and growing product acceptance. The Company believes this favorable trend will continue to accelerate in fiscal 2019 as its WarpEngine product is successfully tested and integrated into carrier network server systems.

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Cost of sales

The increase of $62,264, or 107.8%, in cost of sales for fiscal 2018 compared to fiscal 2017 is principally attributable to (i) the aforementioned increase in revenue and (ii) a change in gross margin as described below.

Gross Profit and Gross Margin

The increase of $167,576, or 51.2%, in gross profit for fiscal 2018 compared to fiscal 2017 is principally attributable to the aforementioned increase in revenue, offset in part by a decrease in gross margin. The decrease in gross margin from 91.6% in fiscal 2017 to 84.3% in fiscal 2018 is principally attributable to offering several special sales incentives to increase current sales to our customers. In addition, the Company is working with its partners on Proof of Concept (“POC”) testing, a preliminary procedure which, if successful, can generate more substantial and ongoing sales levels.

Operating Expenses

The net increase of $7,496,732, or 192.8%, in total operating expenses for fiscal 2018 compared to fiscal 2017 is principally attributable to increases of $6,602,206 and $962,543 from fiscal 2017 to fiscal 2018 in non-cash charges for stock-based compensation for employees and common stock issued for services, respectively, or $7,564,749 in total. This increase is attributable to the Company granting a greater number of stock options to employees and issuing a greater number of common shares for services, with immediate vesting, in fiscal 2018 compared to fiscal 2017. Net of such non-cash charges, professional and consulting expenses increased from $341,162 in fiscal 2017 to $527,187, or $186,025, principally attributable to increased expenses associated with fund raising initiatives, including audits of the Company’s financial statements for the years ended June 30, 2018 and 2017. Further, net of such non-cash charges, compensation and related expenses decreased from $2,113,335 in fiscal 2017 to $1,810,558 in fiscal 2018, or $303,197, principally attributable to a reduction in headcount to reduce monthly cash outflow.

Interest Expense

The increase in interest expense in the fiscal 2019 period compared to the fiscal 2018 period is attributable to the higher level of debt throughout latter period as a result of borrowings under an unsecured convertible debenture beginning in September 2017.

Comparison of the Nine Months Ended March 31, 2019 to the Nine Months Ended March 31, 2018

Summary of Results of Operations

The following table sets forth certain selected financial data as a percentage of revenue for the nine months ended March 31, 2019 and 2018:

	Nine months ended March 31,
	2019		2018
Revenue	$299,214	100.0%	$452,357	100.00%
Cost of sales	37,722	12.6%	89,093	19.7%
Gross profit	261,492	87.4%	363,264	80.3%
Operating expenses	4,635,751	N/M	9,489,225	N/M
Loss from operations	(4,374,259)	N/M	(9,125,961)	N/M
Interest expense	(46,190)	15.4%	(20,540)	4.5%
Net loss	(4,420,449)	N/M	(9,146,501)	N/M

N/M – percentage is not meaningful

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Revenue

The decrease of $153,143, or 33.9%, in revenue for the fiscal 2019 period compared to the fiscal 2018 period is principally attributable to unusually strong sales to the Company’s largest customer, an Asian-based distributer, in the second quarter of the earlier period. This was due to an increase in sales by the distributer to third-party end user customers as a result of the Company’s marketing and sales initiatives and growing product acceptance.

Cost of sales

The decrease of $51,371, or 57.7%, in cost of sales for the fiscal 2019 period compared to the fiscal 2018 period is principally attributable to the aforementioned decrease in revenue for the fiscal 2019 period compared to the fiscal 2018 period, offset in part by a somewhat higher gross margin realized in the current period.

Gross Profit and Gross Margin

The decrease of  $101,772, or 28.0%, in gross profit for the fiscal 2019 period compared to the fiscal 2018 period is attributable to the aforementioned decrease in revenue, partially offset by a higher gross margin in the fiscal 2019 period due to customer mix and pricing decisions on a case to case basis to attract more business.

Operating Expenses

The net decrease of $4,853,474, or 51.1%, in total operating expenses for the fiscal 2019 period compared to the fiscal 2018 period is principally attributable to a decrease of $4,966,543 from the fiscal 2018 period to the fiscal 2019 period in the non-cash charge for stock-based compensation for employees. This decrease is attributable to the Company granting a smaller number of stock options to employees, including more stock option grants with immediate vesting, in the fiscal 2019 period compared to the fiscal 2018 period. Net of such non-cash charge, compensation and related expenses, professional and consulting expenses and research and development expenses did not vary materially in the current period compared to the earlier period. General and administrative expenses increased from $440,209 in the fiscal 2018 period to 530,624, or $90,415, principally attributable to higher travel-related expenses in the current period in connection with increased sales efforts in Asia.

Interest Expense

The increase in interest expense in the fiscal 2019 period compared to the earlier period is attributable to the higher level of debt throughout the later period as a result of borrowings under unsecured convertible debentures beginning in September 2017.

Liquidity and Capital Resources

Due to the long sales cycle associated with the Company’s products, particularly WarpEngine, which require both laboratory and actual network system testing prior to full implementation in carrier network servers, the Company has not yet established a stable ongoing source of sales revenue sufficient to cover its working capital needs and operating costs and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary financing to sustain operations and the attainment of profitable operations. The Company has incurred annual net losses since June 2012 (date of inception). The Company has an accumulated deficit of approximately $26,000,000 as of March 31, 2019. At present, the Company incurs approximately $200,000 of operating expenses on a monthly basis, which amount is exclusive of non-cash expense charges for stock-based compensation and stock issued for services, or $2,400,000 on an annual basis. Therefore, assuming no cash collections for sales to customers, $2,400,000 represents the minimum amount of funding required to conduct planned operations for the next 12 months. Sales revenue amounted to $299,214 for the nine months ended March 31, 2019 and $587,173 for the fiscal year ended June 30, 2018. These factors raise substantial doubt as to the Company’s ability to continue as a going concern.

To date during the current fiscal year, the Company has raised $816,000 through the sale of common stock and $20,000 through the issuance of an unsecured convertible debenture. If the Company is unable to achieve a stable ongoing source of revenue and profitability and/or obtain additional and adequate equity or debt capital, it could be forced to cease operations.

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As of March 31, 2019, the Company had unsecured convertible debentures issued and outstanding in the principal amount of $520,000 with accrued interest of $78,227. A note in the amount of $500,000 held by an affiliate has a due date of June 30, 2018 and accrues interest at the rate of 12%. The note is currently in default. The Company is in the process of negotiating a forbearance and note extension agreement. Should the Company be unsuccessful in its effort to negotiate a forbearance and note extension agreement and the noteholder undertake legal action to force payment of this unsecured obligation, such could have an adverse impact on the Company’s liquidity and capital resources depending on the specific relief attained. A second related party note in the amount of $20,000 has a due date of June 30, 2019 and accrues interest at the rate of 12%.

The Company generally has not paid its payroll tax liabilities on a current basis since March 2017. As of March 31, 2019, and June 30, 2018, unpaid and accrued payroll amounted to $261,123 and $3,560, respectively, and unpaid and accrued payroll taxes, penalties and interest charges amounted to $1,167,844 and $910,297, respectively. The Company has filed required delinquent payroll tax returns, has negotiated an installment plan for state taxes in the monthly amount of $10,000 commencing in January 2019, and is in the process of negotiating a federal installment plan, to satisfy such obligations.

Net Cash Used in Operating Activities

Net cash in the amount of $1,038,548 was used in operating activities in the fiscal 2019 period, which compares favorably to net cash in the amount of $1,354,657 used in operating activities in the fiscal 2018 period, for a favorable change of $316,109. This change is principally attributable to (i) a $316,288 higher net loss, adjusted for non-cash charges, in the fiscal 2019 compared to the fiscal 2018 period due principally to lower gross profit on lower sales, as well as higher general and administrative and professional and consulting expenses, offset by greater increases in current liabilities from period to period.

Net Cash Used in Investing Activities

There were no investing activities in the fiscal 2019 period; however, as the Company grows it will be required to incur capital expenditures to support more employees and customer service demands.

Net Cash Provided by Financing Activities

Net cash provided by financing activities in both fiscal periods consisted of cash received from the sale of common stock and the receipt of cash from the issuance of convertible debentures.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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BUSINESS

Recent History

Badu Networks Inc. (the “Networks”) was incorporated in Nevada in June 2012. Badu Holdings, Inc. (“Badu Holdings”) was incorporated under the laws of Nevada on October 24, 2018 for the sole purpose of acting as a holding company for the Company’s business. On January 29, 2019, Badu Holdings acquired Badu Networks, Inc. (“Badu Networks”), a Nevada corporation organized in December 2012, by merging its wholly owned subsidiary into Badu Networks (collectively, the “Company”) in a tax free reorganization. Under the terms of the merger, shares held by the former stockholders of Badu Networks, were converted into the right to receive 0.1347 shares in Badu Holdings. As a result of the transaction, (i) the former stockholders of Badu Networks received shares of Badu Holdings in the exact same proportion as the Badu Networks shares they previously owned, and (ii) Badu Networks became a wholly owned subsidiary of Badu Holdings. The Company conducts all its operations through Badu Networks.

For accounting purposes, Badu Networks is treated as the accounting acquiror of Badu Holdings. As a result, the Company’s historical financial statements are those of Badu Networks.

All references herein to the Company are to the Company and its wholly owned subsidiary, Badu Networks.

Company Overview

The Company provides products and services that improve the performance of data delivery over wired and wireless networks without the need to change hardware or software at the point of origin or at the end user’s device. It also designs and sells products that enable users to create, manage and share content by storing data locally thereby improving quality and reducing data-usage fees.

The Company’s products and services are designed to address two issues confronting networks. First, when subjected to average congestion, networks tend to underperform as origin servers will restrict the amount of data they transmit via TCP (Transmission Control Protocol) to an end-client. Second, when users connect to the Internet, upload user-generated content to cloud services and consume the resulting media by streaming or downloading content back to their computers and devices, they will usually be subjected to increased data-usage fees and delays in access to content.

Industry Background

General

As the Internet continues to evolve, commercial video and the production, storage, sharing and subsequent consumption of user generated content has continued to proliferate. According to Statista.com, the global VOD (Video-on-Demand) revenue is forecast to be $29.6 billion in 2019, with an expected annual growth rate of 3% through 2023. Video streaming accounts for the largest portion of this market volume and is a large contributor to the continued growth of Internet traffic. Other growth drivers are the spectacular rise of cloud services (such as Amazon Web Services (AWS), Google Cloud, or Microsoft Azure) for both personal and business use, as well as the growth of IoT (Internet of Things) deployments.

The growth of cloud usage, video downloads, and IoT services has changed the nature of Internet traffic profiles. Initially, upstream traffic consisted mostly of requests for content and acknowledgements for the delivery of the content to its consumption end-point. Today, upstream traffic is composed of traditional traffic as well as large photo and broadcast video uploads, and IoT status updates, all of which deliver data to cloud services.

The increase in Internet traffic has caused networks to slow down and become less predictable in their ability to deliver data with consistent packet timing between a data-server and data-client, a phenomenon commonly referred to as entropy. Greater inconsistency in inter-packet arrival times (referred to as “jitter”) causes servers that deliver requested content to delay or even halt data transmissions. This is usually the result of network state computations, causing servers to perceive false positives regarding congestion in otherwise uncongested networks.

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The Demand for Speed

According to Google, speed sells: 75% of mobile sites take 10 seconds or more to load; 53% of mobile site visitors leave after 3 seconds; and twice as much advertising revenue is generated by sites that load in 5 seconds vs 19 seconds. Both providers and consumers have an interest in an improved and faster user experience.

Driving the market is the phenomenal growth of video and the migration to Cloud services. They are the leading causes of network slowdowns which make our solution an essential part of optimized network infrastructures. Our main product, WarpEngine, falls into the TCP Optimization and WAN (Wide Area Network) Acceleration market. According to Research and Markets, the WAN optimization market was estimated to be $5.2 billion in 2014, with a compound annual growth rate of 18.8%, thereby resulting in an estimated market of $12.1 billion by 2019.

This estimate does not include the mobile/fixed wireless market which presents an important opportunity due to the scale of mobile operators. In addition, it underestimates the current network conditions that are driving adoption of the Company’s technology. Our management believes that a primary cause for TCP throughput collapse is a combination of the increasing network signaling speeds along with the dramatic increase in the number of devices sending and receiving relatively small data bursts. This small traffic spot activity has the effect of inducing TCP throughput collapse in currently deployed servers. The result can often be a dramatic slow-down in data transmission, the impact of which is profound when users are consuming large data or video segments. The impact may be felt especially in enterprises or in consumer OTT (Over-the-Top Television) streaming video.

WAN optimization fixes this throughput collapse. In addition, it can provide significant TCP acceleration, even for encrypted traffic. Since the Company’s technology is relevant to mobile operator deployments in core networks as well as in cell towers, we believe that the total market for our products includes a proportion of the 23 million global cell tower sectors that would benefit from the deployment of a TCP optimization solution. Therefore, the Company believes that the actual 2019 market could be as high as $12.1 billion in the enterprise space and $10 billion in the carrier space, for a total addressable 2019 market of $22.1 billion. The estimate is based on 10% of cell tower sectors being in congested areas.

Photo and File Sharing

Since 2009, image capture via hand-held devices has become an industry unto itself. The space has been driven by the convergence of a series of factors. At its core, the ubiquitous use of image storage and sharing has enjoyed tremendous growth due in large part to improved camera technology incorporated into smart phones, tablets and other devices, along with the ready availability of cloud services to host content like photos, files and video. Moreover, the societal shift to “shared experience”, particularly among millennials and young adults, has played a big role in the popularity of these applications and services. Unfortunately, many users still have large numbers of photos trapped in their phones, tablets or in cloud services. The user experience involved in organizing, storing, retrieving and sharing these photos has historically been less than stellar. Several providers have gone out of business with the ensuing data loss. Despite hundreds of millions of photos on WhatsApp and Snapchats that are viewed daily, many users have become frustrated with the resulting user experience and have subsequently slowed down their continued use and adoption of cloud photo-sharing services. It is simply too difficult to upload and manage content continually.

With over 2 billion smart-phone users worldwide, the market is very large. Moreover, sites such as Instagram boast approximately one billion active monthly users (techcrunch.com June 20, 2018) and that number is clearly rising. Online advertising is generating substantial mobile ad revenue and according to AppNexus is estimated to exceed $90 billion in 2019 in the U.S alone. Nonetheless, given the reduction and frustration in the user experience, private media sharing via services such as PixelFlik could ultimately prove to be more valuable than public posting sites such as Instagram, Flickr, and iCloud. Anyone that has used the typical cloud-based file sharing sites such as Box, Dropbox, Google (Drive), OneDrive, and others, has likely experienced painfully slow upload and download times, not to mention cumbersome management and file sharing features.

For these reasons, we believe that cloud-based file storage and sharing outsourced services are in the early stages of a migration from using public and shared sites for photo and cloud file storage to local micro-cloud storage. We believe our localized private cloud-based file and image/video storage product PixelFlik will be a secure, affordable and easy to use alternative to existing third party cloud storage services. PixelFlik is perfect for any family that has multiple household smart devices because PixelFlik will ensure that no one has to “send” the photo to anyone in the “group”; and because it is automatically available for retrieval in a private environment.

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PixelFlik’s target deployment by the end of 2020 is one million 4TB pixelFlik.tv devices globally with 10 million users globally. The devices will be located in users’ homes and are expected to provide the best access to users’ generated content and media because the time it takes to connect the in-home network to tablets, phones, or computers and the micro-cloud will be less than 1 millisecond. We intend to monetize the deployed pixelFlik.tv units by enabling paid-for media delivery, storage, and caching. It will also be possible to pre-stage delivery of advertising assets like images and videos. Ads that provide valuable offers (for example at dinner time a discount for pizza) can be available ahead of time, be time limited, and contextually relevant based on habits inferred by the pixelFlik.tv device. In 2019, we will initially be targeting 50,000 early adopters with the objective of attaining 1 million users by the end of 2019 and 10 million by the end of 2020. The total market for photo sharing is directly related to the total online advertising market share. Photos are used as the vehicle that produces “sticky” user interactions (users that keep coming back); consider the value of Facebook without photos — it’s not very high. So user generated images and video are key to Ad revenue monetization. According to Mary Meeker’s 2017 Internet Trends Report, total Internet Ad spending is $73 billion of which $37 billion is targeted at mobile devices. We intend to make PixelFlik the vehicle of choice to enter this online advertising market.

Products and Services

The Company’s products mitigate network slowdowns in two ways. First, they provide a better implementation of TCP (transmission control protocol) called WarpTCP. WarpTCP allows for more efficient delivery of requested content even in the presence of jitter within a network. Second, the content is moved as close to the user as possible, thereby reducing TTC (Time To Content). Both approaches have led to improvements in user experience.

WarpEngine

WarpEngine is the Company’s suite of products that provide the tools for deploying WarpTCP. WarpEngine and WarpTCP accounted for approximately 99% of revenues in 2018. WarpEngine is a hardware and virtualized platform solution that provides transparent TCP proxying at carrier grade line rates, with up to 10Gb/s in a single engine, and up to 200Gb/s when multiple engines are aggregated into a group. The smallest hardware footprint is a 4-port solution called WarpGateway, and the biggest footprint (WarpEngine-X) is a 48-core unit that can house multiple hardware bypass network interface cards (or NIC). By using fail-to-wire systems NICs, customers are protected from software or hardware failure to the maximum degree allowed by today’s high-availability state of the art. The applicability and deployability of our WarpEngine solution has grown from just a simple network installation in a typical office network, to deployments in enterprise and carrier grade environments supporting complex failover and high availability. Both multiple interface pairs per single WarpEngine, multiple WarpEngines, and standard network bonding protocols are fully supported. We also support cell-tower deployments through our WarpEngine-CT offerings.

PixelFlik

PixelFlik is a cloud service as well as an Android and iOS App. Both Apps are available for free in their respective App Stores (Google Play, and iOS App Store). To date, the Company has not generated any significant revenues from PixelFlik. Nevertheless, the Company expects that this product will generate increased revenues in the future. PixelFlik uses the concept of like-minded affinity groups (called “Tribes”) to designate a list of PixelFlik users to share content with. The user then drops content into the tribe and the App and cloud work together to deliver the newly-added items to all the devices being used by all of the tribe members. By enabling auto-import, the user can simply take the picture and the system will automatically deliver it. Subsequent management operations are also shared in a like manner. PixelFlik is set apart from other services like Google Photos or iCloud in that, at all times, full-quality content is maintained and delivered to users’ devices. Provided there is sufficient space, the content remains local with fine-grained data synchronization operations being used to manage its location and meta-data. Streaming is never used when playing or viewing the content. The cloud service provides storage backup, synchronization orchestration, user login validation, and Tribe change notification delivery.

The Company has also deployed the PixelFlik software (Android) to a small Android TV box, called PixelFlik.tv. With PixelFlik.tv a user can install the device by connecting via HDMI to any screen (for example, a living room TV). Once connected to a TV, Internet, and an account is signed in, the PixelFlik.tv becomes a device member of the user’s device group. All tribe data is also delivered to PixelFlik.tv and can be viewed, navigated, and controlled via the TV and the PixelFlik.tv remote. The solution is ideal for friends, family, and the elderly to share in the daily life activities of their family members.

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Privacy is a key component of the PixelFlik service design. Tribes are private by default and content is only shared with those that you have invited as members of the tribe. We have plans to add more public-facing services to PixelFlik.tv; however, those have not yet been developed nor deployed.

Each PixelFlik.tv unit comes with 16GB of storage and may be upgraded with a SD Card or an internal hard drive (subject to device footprint). With sufficient storage and an upcoming software update, a PixelFlik.tv unit can be used as the primary storage location for a user’s digital life.

Suppliers

The Company relies on a small number of suppliers for our WarpEngine and PixelFlik.tv products. The Company sources its WarpEngine products from Supermicro, Dell, and HP under standard OEM arrangements. The Company further sources PixelFlik.tv units from Zoomtak and other China-based suppliers under similar OEM arrangements that allow it to use its own gift-box and customized user experience for branding purposes. The Company is not dependent on any one supplier and should any of the suppliers discontinue providing software or hardware, it would expect to find alternative suppliers without much effort. Depending on market conditions, the Company may introduce custom silicon for its WarpEngine high-end products or WarpGateway commodity products. In the case of WarpGateway, this might happen if it decides to integrate the WarpTCP/WarpEngine solutions directly into Wireless AP’s.

Customers

In fiscal 2018, WarpEngine customers included small business, a large foreign government agency, and large enterprises. During fiscal 2018, the Company’s largest customer accounted for approximately 55% of our revenues. We do not have any long-term supply contracts with any of our customers. PixelFlik.ds customers include a digital directory service and a small number of retail customers. The Company intends to continue to develop reseller and customer relationships with the aim of growing its customer base particularly in enterprise and mobile service operator sectors. The Company will also intensify its focus on the PixelFlik user base and the deployed digital signage footprint by exploring possible partnership arrangements with online services, online TV marketing services, as well as several mobile operators.

The following table sets forth for the indicated periods the percentage of total net revenue for customers that comprise 10% or more of the Company’s net revenue. Each of the entities is a reseller of the Company’s products.

	Three Months Ended				Nine Months Ended
Customer	March 31, 2019		March 31, 2018		March 31, 2019	March 31, 2018
CMT Information and Communications Company	*	%	*	%	28%	69%
Shoelace Wireless, Inc.	*	%	*	%	18%	*	%
Advantego Technologies, Inc.	*	%	44%		17%	*	%
BT One Phone	68%		*	%	16%	*	%
ExperNet Systems, Inc.	*	%	*	%	* %	13%
DaSung Co., Ltd.	*	%	*	%	10%	*	%
MTech	20%		*	%	* %	*	%
Hakuto	*	%	56%		* %	*	%

*Less than 10%

	Year Ended June 30,
Customer	2018		2017
CMT Information and Communications Company	55%		*	%
DAOU Tech Inc.	*	%	19%
Advantego Technologies, Inc.	12%		*	%
Withus Planet	*	%	43%
ExperNet Systems, Inc.	22%		*	%
Elizabeth River Crossing LLC	*	%	23%

* Less than 10%

Sales and Marketing

The Company sells its products and services to large enterprise customers and service providers through a variety of traditional reseller channels, including distributors, value-added resellers (VARs) and systems integrators. A substantial amount of Company revenue for fiscal year 2017 and 2018 was derived from these channel sales. Badu’s sales teams work closely with its channel partners and also sells products and services directly to major accounts.

During fiscal 2017 and 2018, the Company established its outside sales team as well as its Inside sales lead and opportunity qualification policies. The inside sales team (comprised of founders and sales VP’s) generates and qualifies leads for regional sales managers, and helps manage accounts by serving as a liaison between the field and internal corporate resources. Field sales personnel are located in Australia, Japan, South Korea, Vietnam and Thailand, London, Czech Republic, and the USA.

Corporate sales support personnel work closely with channel partners to assist them, as necessary, in sales of products and services. Badu also sells products and services directly to key accounts, primarily large enterprises, whose accounts are managed by the internal-account team. The Company’s systems engineers support regional sales managers and channel partners by participating in joint sales calls and providing pre-sale technical resources as needed.

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As a key component of Badu’s sales strategy, it has established relationships with a number of large, local and specialized distributors and VARs. We derive a majority of our product sales from VARs and rely on our large distributors primarily for fulfillment.

Agreements with these channel partners are not exclusive and do not prohibit them from selling other products. These agreements typically have terms of one to two years with an automatic extension provision. The agreements do not provide for exclusive sales territories. Depending on partner level under the agreement minimum purchase requirements may be required.

During fiscal year 2018, sales through distributors and VARs accounted for 90% of the Company’s total revenues. Agreements with these partners are standard, non-exclusive distribution agreements that renew automatically on an annual basis, and generally can be terminated by either party with 30 days written notice prior to the start of any renewal term. The agreements typically grant the distributors the right to distribute the Company’s products to resellers, with no minimum purchase requirements, and allow the resellers to resell product with no minimum purchase requirements. Distributors are not required to invest in demonstration equipment or to train system engineers in order to provide their customers engineering support for our products.

The Company also sells products and services through strategic relationships with systems integrators. It is actively working to finalize agreements with one or two global system integrators. The Company believes that its ability to compete with much larger companies will be strengthened through partnerships with large systems and software vendors. Currently, the Company partners with Dell and Hewlett-Packard, whose products it resells and recommends. Management of these relationships is the responsibility of the business development team, which closely monitors technology companies in adjacent and complementary markets for opportunities to partner with those third parties whose solutions are complementary and could enable it to expand its markets.

The Company’s marketing strategy has been primarily focused on providing marketing materials to reseller partners, dissemination through its website and using some social medial to build brand awareness. The Company currently does not have a large marketing organization but plans to increase its footprint in this area as it grows and its resources allow.

Customer Support

We typically rely on our integration and reseller partners to provide level-1 customer support. We provide level-2 customer support to our customers primarily through our online support portal. Rather than spending resources on extensive support, we prefer to strategically spend resources on building the best and most reliable products that we can produce. Our support calls are currently manageable and as we continue to learn to resolve issues we continue to add to the customer knowledge base.

We utilize a wiki, email and a private partner portal to provide support. We hold monthly virtual training sessions for our partners, and we regularly visit partners to meet with their engineers to discuss any field related issues. We also provide our integration and reseller partner’s insight into upcoming feature sets in advance of future customer deployments.

We provide one to three-year warranties on our products depending on the product purchased. For smaller product footprints we provide a one-year hardware warranty and up to three years for the higher-end WarpEngine products. Our high-end products are NEBS (Network Equipment Building System) compliant and can be deployed in both government and carrier data centers.

Manufacturing

We do not manufacture our WarpEngine hardware but rather rely on third party suppliers. Our WarpEngine suppliers ship us OEM products which we update for our latest software, add licensing support, and run a 24-hour burn-in test to insure the hardware is operating correctly. We then repackage and ship BADU branded products to our customers. In some cases, our distributors are authorized to perform the above tasks at their facility to reduce shipping costs.

For PixelFlik, our supplier provides branded OEM product and ships directly to our US offices.

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Competition

There are a number of competing firms in the TCP and WAN optimization space. These include Sandvine which acquired Teclo Networks in 2016, Flash Networks, Riverbed Technologies, Openwave, F5, NEC and a number of other smaller players.

Privately-held Flash Networks has the largest market share in the mobile Internet optimization and monetization market. However, according to its own website (https://www.flashnetworks.com/Quality_of_Experience_Booster), Flash Networks’ TCP Acceleration improvements only range from 10-40%. Based on our own internal testing as well as feedback from customers, our management believes that the Badu Networks solution increases throughput optimization by a much larger percentage.

Sandvine (Teclo) is the next closest competitor with a TCP optimization solution. Teclo however, has worse performance than Flash Networks and the optimization product shares the limelight in the menu of other networking offerings sold by Sandvine. Riverbed, NEC and F5 also provide WAN and/or TCP optimization. However, we believe the effectiveness of the Riverbed, NEC and F5 products has diminished significantly as encrypted WAN traffic now comprises more than 60% of all traffic.

In the market for TCP and WAN optimization, the main competitive factors are product features and performance, customer support, brand recognition, pricing, and sales efforts. We believe that we can effectively compete on the basis of our product performance. The Company’s solution is uniquely single-ended, encryption agnostic, and does not require deep packet inspection to provide benefit. This makes the BADU solution unique in the market as it is easy to deploy, easy to configure, and easy to measure. It applies to a core networking protocol TCP and is effective without requiring dual-ended deployment (like Riverbed), nor deep packet inspection like NEC, F5, or Openwave.

The online photo and video storage space is crowded with competition. Our competitors include Google Photos, Apple iCloud, Facebook, Instagram, Snap, Photobucket, and others. Each of our competitors rely on the cloud as the primary location for content storage. We believe that there is room for a new solution that does emphasizes privacy and user experience as its primary design goals. The space for online photo and video services is very large and subject to user migration to different services provided the service capitalizes on a niche that the user base adopts.

We believe that we have identified a number of service features that lack from the existing user photo sharing services. However, it is clear that competition in this field is great and we may face user adoption issues simply due to inertia—many users may not desire to move to PixelFlik from the services that they are already using.

For both WarpEngine and PixelFlik, a number of our competitors have substantially greater financial resources and larger research and development staffs than we do. Some of these competitors have greater brand recognition. In addition, a number of our competitors have significantly greater experience than we do in developing, manufacturing and marketing products and services. Accordingly, our competitors and potential competitors may succeed in developing superior products or in reaching a larger market share than we do. Additionally, some of our competitors and potential competitors may use their greater financial resources to attempt to undermine our intellectual property.

Intellectual Property

We rely on a combination of patent, copyright, trademark and trade secrets, and restrictions on disclosure to protect our intellectual property rights. Our future success depends in part on our ability to protect our proprietary rights to the technologies used in our principal products. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use trade secrets or other information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. Any issued patent may not preserve our proprietary position, and competitors or others may develop technologies similar to or superior to our technology. Our failure to enforce and protect our intellectual property rights could harm our business, operating results, and financial condition.

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Patents

BADU has filed a number of patents covering different aspects of its technology, both deployed, and in development. We have filed 12 patents, six of which have been granted. The others are under review. Granted patents are:

Patent Number	Name/Description	Expiration Date

Patent No. 9,456,251

“Hub TV Distributed System.” A method and system, called Hub-TV system, allows a mass of consumers who individually own a private infrastructure to share the burden of storing, searching, authentication, and delivery of digital media items, for the purpose of selling and distributing digital items over the Internet. The consumer may have previously purchased a media item and is compensated for contributing to redistribute the media item through his private infrastructure, which comprises server resources, storage resources, and bandwidth resources.

January 29, 2035
Patent No. 9,420,005

“Federated Cache Network.” A system and method, called federated cache network (FCN), places and optimizes content caches located in an access or backhaul network of a network service provider or multiple system operator. An FCN comprises a trunk cache and a plurality of branch caches and leaf caches. In a mobile carrier network, the mobility management entity (MME) informs a TCP termination device that a mobile device is moving toward a new base station. The live and terminated TCP sessions associated with a mobile terminal that is moving to a new base station are copied and re-terminated at the new base station, in anticipation of a possible handoff.

October 2, 2034
Patent No. 9,740,523

“Optimizing Steam-mode Content Cache.” A hybrid modular appliance or electronic device allows a user to plug a number of snap-together component modules of different types into a base device, so that the resulting assembly performs a custom-designed functionality. With no attached component modules, the base device functions as a standalone consumer or office appliance. At least one component module has its functionality not supporting the functionality of the base device, thereby allowing the resulting assembly a hybrid device. Examples of the hybrid modular devices include a TV-Wi-Fi-router, and a TV-storage-DVR-Wi-Fi-router. A hybrid modular device can serve as a videoconference device, a music jukebox, or a home theater unit.

January 2, 2036
Patent No. 9,734,492

“Secure Universal Two-step Payment Authorization System.” A system and methods to expedite and make secure payment data entry, and payment and authorization and authorization, for both in-store and online purchases. A mobile app, or widget or browser extension or installed service, on a mobile communication device, generates a barcode to be scanned at a point-of-sale terminal. Optional confirmation is sent to an app, or browser extension or widget or installed service, on a mobile or fixed communication device, to confirm a purchase. An independent app, or browser extension or widget or installed service, on a mobile or fixed communication device, generates a barcode that is sent directly to an online point-of-sale system. The method allows a purchaser to use the same app, or widget or browser extension or installed service, to purchase from any retailer with installed collaborating software.

November 15, 2034
Patent No. 1,465,792

“QR System for Business Cards.” A method and system to digitize printed information on a business card and to link the digitized data to a social networking service, referred to as a Meeting-Spot (or simply an MSP) service, employs quick response codes (QRCs) to uniquely identify business cards printed with a QRC.

February 17, 2036

We have the following patent applications pending:

●	US20160255301A1: A system and apparatus to function as a hybrid modular appliance or electronic device, called a hybrid modular device (HMD), allows a user to plug a plurality of snap-together modules of different types into a base platform, so that the resulting assembly performs a custom-designed functionality. In an HMD, the base platform is integrated with open-standard (or proprietary) interfaces. These interfaces allow the modules complying with open standards (or proprietary specifications) to be inserted (or plugged) into the base platform. As a result, the inserted modules function as integrated subsystems of the overall HMD. The base platform of an HMD may, as an option, further comprise a fully functional and standalone consumer appliance.

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●	US20150304707A1: A method and system to architect a private cloud, called a Home-Hub system, so that a user is given sufficient control over data stored in a Home-Hub system over a home or small-business network. A Home-Hub system comprises a home or office network, and 2 types of devices directly attached to the network: Hub devices and Branch devices. A Hub device is a wireless access point and a storage node. A Hub device is a central node for data exchange in a home network. A Branch device is a terminal, relay or peer node. A Hub or Branch device may contain a digital storage device, a wireless AP (access point) or terminal, a positioning device such as a global positioning system receiver, one or more (wireless or fixed-line) modems connecting to the Internet, a network digital video recorder, and software that provides data sync and data backup.

●	US20150326556A1: A system and method enables secure login at linked sites with a universal ID (UID) and possibly different or same password to linked identities. In such logins, a user stays at the linked login page, and the login name and password are sent to a UID provider for authentication. A UID provider may perform optional multi-factored authentication. A UID user is able to manage all his accounts, which are linked to his UID service, by changing the login names, passwords, security requirements, privacy requirements, and authentication requirements, with group-wise control. Successful or failed logins to linked accounts may be reported to a UID user. A UID user may disable logins at a group of linked accounts.

We also rely on a number of production level technologies to protect our intellectual property. In our WarpEngine system we use a digital key with strong cryptographic signatures to ensure license validity. In our PixelFlik platform, we use a combination of intellectual property rights together with custom non-public cloud-service API’s as a practical method of preventing unauthorized use or duplication of the App or of PixelFlik.tv devices or services.

Trademarks and Internet domain names

Badu owns a number of registered trademarks, including the name Pixelflik. It also owns the Internet domain names www.badunetworks.com and www.pixelflik.com.

Government Approvals

We are not aware of any government approvals required for our products other than, in some countries, regulatory approval to ensure that products have the local equivalent of the customary USA FCC certification. In most cases, our OEM partners already have the required approvals (as they already import or ship their products into the respective country).

Properties

We rent approximately 2,000 square feet of space in a data center in Irvine, California on a month-to-month basis, in the form of a cage for equipment as well as desk and cubicle space. Our monthly rent is $6,000. We believe our space is suitable for our product development for the foreseeable future.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

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MANAGEMENT

EXECUTIVE OFFICERS

The following table sets forth information regarding the Company’s executive officers and key personnel.

Executive Officers:

Name	Age	Position(s)

Dennis Vadura	57	Chief Executive Officer and Director
John E. Donahue	69	Chief Financial Officer
Tony Wong	58	Vice President—Marketing and Director
Wayne I. Danson	65	Director
Mike McRoberts	63	Director
John Higgs	59	Director

The following is a brief summary of the background of each of our executive officers and directors.

Dennis Vadura is a co-founder of the Company and has been its Chairman and Chief Executive Officer since its founding in 2018. He has also been Chairman and Chief Executive Officer of the Company’s wholly owned subsidiary, Badu Networks, since its founding in 2012. Prior thereto, Mr. Vadura held various software development positions at fortune-1000 companies. He also served as CEO of Accupoll, a public company producing products in the Voting space. Mr. Vadura holds a Masters Degree in Computer Science and a Bachelor’s in Applied Mathematics from the University of Waterloo, Ontario, Canada. Because of Mr. Vadura’s expertise in technology, the Company believes that he is highly qualified to serve in his current roles.

John E. Donahue was appointed as the Company’s Chief Financial Officer in December 2018. Since 2014, he has been a partner of Newport Board Group, a national professional services firm of CEOs, senior executives and board directors serving emerging growth and entrepreneurial middle market companies and their private equity investors. Since 2013, he has been Chief Financial Officer of Horne International, Inc., a currently inactive government contractor providing energy and environmental consulting services. He served as VP-Investor Relations of China Hydroelectric Corporation from 2011 to 2013. Prior to that, Mr. Donahue served as Chief Financial Officer of Encompass Group Affiliates, Inc., the largest U.S. distributor of replacement parts for consumer electronic products, from 2006 until 2011, and he served as Chief Financial Officer of Online Benefits Inc. an HR solutions software development firm from 1999 until it was sold in 2006. Mr. Donahue holds a B.A. in Economics from Holy Cross College and an MBA from Rutgers University. Due to Mr. Donahue’s expertise in financial reporting, we believe that he is highly qualified to serve as the Company’s Chief Financial Officer.

Tony Wong has been the Company’s VP-Marketing and a director since its founding in 2018. He was also a co-founder and has been the VP-Marketing of Badu Networks since 2016. From 2010 to 2014, he was Director of Customer Service and Software Quality Assurance at 3M. From 2008 to 2010, he was VP, Business Development and Operations at Firmgreen, Inc. Prior to 2008, Tony lead in various management and senior specialist positions in the areas of marketing, product management, and operations at many Fortune 150 companies including Apple Computer, Sun Microsystem, Motorola/Morphotrak, and Black & Decker. Mr. Wong holds an AS in Electronics, BS in Marketing from Cal State East Bay and an MBA from San Jose State University. Because of Mr. Wong’s expertise in technology, systems software development and project management, the Company believes that he is highly qualified to serve in his current roles.

Wayne I. Danson was elected to the Company’s Board in December 2018. Since 1999, he has been President and Chief Executive Officer of Danson Partners, LLC, a financial advisory and business consulting firm, specializing in corporate finance, mergers and acquisitions, business strategy, management consulting, interim CEO/CFO and turnaround consulting, as well as sophisticated tax services. From 2004 to 2010, he was President, Chief Executive Officer and Director of Encompass Group Affiliates, Inc., a publicly traded logistics organization that he founded. Prior to forming Danson Partners, LLC, he held partnership and leadership positions with PricewaterhouseCoopers (in NY and Washington, D.C) and Kenneth Leventhal & Co (in NY and Washington, D.C.), now Ernst & Young, where he was a Managing Tax Partner. Mr. Danson is currently a member on the Strategic Advisory Boards of BOP Networks, Inc. a live interactive mini-gaming mobile app start-up and Safe Luna, an Israeli medical device start-up which is developing a unique remote sensing device for infants in order to combat SIDS and other infant heart/respiratory disorders. In addition, he is a member of the board of Optigenex Inc., a publicly traded company in the nutraceutical/health supplement industry. Mr. Danson previously served as Chairman of the Board of Directors for Encompass Group Affiliates, Inc. and a director of Herborium Group, Inc., both publicly traded small cap companies. He is a Board Member of The chILD Foundation, a 501(c)(3) charitable organization established to raise awareness of and funds to develop cures for all forms of children’s interstitial and diffuse lung diseases. Mr. Danson graduated with honors from Bernard M. Baruch College with a BBA in Accounting and was a MBA candidate in Taxation. He is a certified public accountant and a member of the American Institute and New York State Societies of Certified Public Accountants. Because of Mr. Danson’s background in auditing, strategic corporate finance solutions, financial management and financial reporting, we believe that he is highly qualified to be a member of our Board of Directors.

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Mike McRoberts was elected to the Company’s board in December 2018. Mr. McRoberts is a Kansas City Angel/Private Equity Investor and Start-Up Mentor who focuses on Ag Tech, Business SaaS, Telecom/Data Center and Blockchain Business Solutions. He has leveraged his 25 years of Telecom Product Management and Development experience to help Start-Ups and rapidly growing businesses achieve Product/Market Fit and start scaling their business profitably. From 2005 to 2015, he was the Director of Product Management and Development at Sprint responsible for the entire Sprint ICT Product Portfolio including IP WAN/MPLS and Dedicated IP Services, Packet Access including Ethernet and Broadband Backhaul access, and Sprint’s emerging Unified Communication Product Portfolio including SIP Trunking, IP Toll Free, UC Managed Services and Enabling Equipment. He was responsible for the product strategy, product development and product lifecycle management for this Product Portfolio both in the U.S. and Internationally (156 countries served). Mr. McRoberts earned a BS in Business Administration from the University of Dayton. Because of Mr. McRoberts’ expertise in relevant technologies, the Company believes that he is highly qualified to be a member of our Board of Directors.

John Higgs was elected to the Company’s board in December 2018. He has been a Vice President Global Strategy of Badu Networks since 2016. Mr. Higgs has over 30 years of experience in the I.T. industry. He joined UK data communications company Cray Communications (then CASE Communications) in the mid-1980s and was assigned to Japan in 1989 where he spent four years establishing and growing Cray’s business in Japan, Kore a and the Philippines. From 1992 to 1994, he was Managing Director Asia, for Cabletron Systems Inc. based in Singapore, where he was instrumental in establishing that company’s business including developing sales, marketing, finance, technical support and warehousing operations. He set-up the company’s Singapore-based regional headquarters in 1993, followed by subsidiary offices in Hong Kong, the People’s Republic of China, India and Malaysia. From 1994 to 2001, he worked for Cisco Systems as General Manager for South Asia and in other senior positions. In 2001, he moved from Cisco to join the A.S.K. Solutions Group, a company in which Cisco had just acquired an 8.4% stake, as Group Managing Director for Asia / International. From 2004 to 2013, he was Vice President, Asia, at Riverbed Technology Inc. He was recognized with the company’s MVP Award in 2010 and promoted to Senior Vice President in 2011. From 2015 until 2016, he was a Senior Vice President at CMO Software, a London based provider of EHS and GRC solutions. Mr. Higgs earned a BS with Honors in Geology from Swansea University, Wales, UK. Because of Mr. Higgs’ expertise in technology and business development, the Company believes that he is highly qualified to be a member of our Board of Directors.

Independence of the Board of Directors

Wayne Danson and Mike McRoberts are currently our only independent board member under the rules of the Nasdaq, if the Company were traded on that market. We intend to reorganize our board by adding independent members when we apply to have our common stock quoted on the OTCQX.

Family Relationships

There are no family relationships of any kind among our executive officers, directors or persons nominated or chosen by us to become executive officers or directors.

Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

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EXECUTIVE COMPENSATION

The tables below summarize all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the fiscal period(s) indicated. Note that all figures disclosed in this section represent compensation paid by Badu Networks, Inc.

Summary Executive Compensation (1)

Name and principal position	Year	Salary ($)	Stock Awards ($) (3)	Option awards ($) (4)	Total ($)
(a)	(b)	(c)	(e)	(f)	(j)
Dennis Vadura	2018	170,000	336,154	5,232,000	5,738,154
Chief Executive Officer	2017	170,000		-0-	170,000
and Chief Financial Officer

Tony Wong	2018	12,000	15,741	225,000	252,741
Vice President-Marketing	2017	12,000		-0-	12,000

Kevin Tsai (2)	2018	145,000	391,987	450,000	986987
Chief Scientist	2017	145,000		-0-	145,000

(1)	In accordance with the rules and regulations of the Securities and Exchange Commission, the table omits columns that are not applicable.
(2)	Mr. Tsai left the Company in October 2018. Accordingly, his option awards were subsequently cancelled.
(3)	Stock awards consist of stock granted for serving as members of the Board of Directors.
(4)	Option award amounts have been calculated based on the grant date fair value computed in accordance with FASB ASC Topic 718.

Director Compensation

During the fiscal year ended June 30, 2018, no compensation was paid to any of our directors, other than the compensation set forth in the summary compensation table above.

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Outstanding Equity Awards at Fiscal Year-End

Equity Awards set forth below represent grants made by Badu Networks, Inc.

Name	Number of securities underlying unexercised options (#) exercisable	Option exercise price ($)	Option expiration date
(a)	(b)	(e)	(f)
Dennis Vadura	67,335		10/16/2024
	5,723,495	0.79	12/31/2027
	2,106,213		12/31/2027

Tony Wong	202,006	0.79	10/16/2024
	336,676		12/31/2027

Employment Agreements

Dennis Vadura

Pursuant to the terms of an employment agreement dated January 1, 2015, Badu Networks employs Dennis Vadura as its Chief Executive Officer. The annual base salary under the agreement is $170,000 subject to an annual increase of 25% of the prior year’s base salary. Mr. Vadura may also be entitled to an annual bonus at the discretion of the Company’s Board of Directors (or its compensation committee) that ranges from 50% to 300% of the prior year’s base salary. In addition, he may participate in the company’s stock option plan.

The agreement has a term of five years and may be terminated immediately by the Company for cause. The agreement defines “for cause” as: (a) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof, or (b) willful and materially wrongful or grossly negligent actions that result in material damage to the Company. The agreement includes standard non-disclosure provisions and a one-year post employment non-compete clause.

Tony Wong

Pursuant to the terms of an employment agreement dated January 1, 2015, Badu Networks employs Tony Wong as its Vice President—Marketing. The annual base salary under the agreement is $12,000 subject to an annual increase of 25% of the prior year’s base salary. Mr. Wong may also be entitled to an annual bonus at the discretion of the Company’s Board of Directors (or its compensation committee) that ranges from 50% to 300% of the prior year’s base salary. In addition, he may participate in the company’s stock option plan.

The agreement has a term of five years and may be terminated immediately by the Company for cause. The agreement defines “for cause” as: (a) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof, or (b) willful and materially wrongful or grossly negligent actions that result in material damage to the Company. The agreement includes standard non-disclosure provisions and a one-year post employment non-compete clause.

John Donahue

Pursuant to the terms of an employment agreement dated February 25, 2019, the Company employs John Donahue as its Chief Financial Officer. The initial annual base salary under the agreement is $60,000. This amount will be increased to $120,000 per annum following (i) effectiveness of the registration statement of which this prospectus forms a part, and (ii) receipt by the Company of a minimum of $500,000 in debt or equity financing. The annual base salary will be increased further to a minimum of $200,000 upon the Company attaining an annual sales run rate that generates positive cash flow from operations and/or the closing on an equity or debt financing for a minimum of $10 million. Mr. Donahue is also entitled to a bonus at the discretion of the Company’s Compensation Committee based on performance criteria established by such committee. In addition, he received options to purchase 1,800,000 shares of common stock at $0.79 per share. The options are subject to vesting as follows: 10% vested on the date of grant with the balance vesting in four equal annual installments commencing on the first anniversary of the date of grant. Upon a change of control al unvested options vest immediately.

The agreement has a term of three years and may be terminated immediately by the Company for cause. The agreement defines “for cause” as: (a) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof, or (b) willful and materially wrongful or grossly negligent actions that result in material damage to the Company. The agreement includes standard non-disclosure provisions and a one-year post employment non-compete clause.

Consulting Agreement

Under the terms of a consulting agreement dated October 22, 2018, Badu Networks retained Danson Partners, LLC as a management and financial advisor. Wayne Danson, a director of the Company, is the President and Chief Executive Officer of Danson Partners.

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Under the terms of the agreement, Danson Partners, among other things, provides strategic, business and financial advice, tax planning and structuring, M&A advisory services, and assistance in arranging debt and equity financings.

The agreement has a term of 24 months, subject to an automatic one-year renewal. During the first year, monthly fees payable are $7,500, which amount is subject to increase to $10,000 during the second year. Thereafter, monthly fees will be $12,500. Badu Networks also issued 296,275 shares of its common stock. The agreement may be terminated by either party at any time upon 30-day prior written notice.

2019 Stock Incentive Plan

On January 11, 2019, the Board of Directors adopted the 2019 Stock Incentive Plan (the “Plan”). The Plan was approved by the stockholders of the Company on January 14, 2019. The purpose of the Plan is to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the Company’s achievement of its economic objectives.

The maximum number of shares of Common Stock that will be available for issuance under the Plan will be 30,000,000. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

The Plan is administered by the Compensation Committee of the Board of Directors (or, the absence thereof, the Board) which has the authority to determine all provisions of Incentive Awards as the Committee (or the Board as the case may be) may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) eligible recipients; (ii) the nature and extent of the Incentive Awards to be made to each Participant; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject.

To date, no options have been granted under the Plan. However, out of the Plan, approximately 10,159,500 options have been reserved for grant in connection with the reorganization of the Company that requires the conversion of options to purchase shares of Common Stock of Badu Networks into options to purchase shares of Common Stock of the Company.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 1, 2019, certain information regarding beneficial ownership of our capital stock according to the information supplied to us, that were beneficially owned by (i) each person known by the Company to be the beneficial owner of more than 5% of each class of the Company’s outstanding voting stock, (ii) each director, (iii) each named executive officer identified in the Summary Compensation Table, and (iv) all named executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of the Company’s Common Stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days of the above date, whether through the exercise of options, warrants or otherwise. Applicable percentages are based on 70,692,921 shares of Common Stock outstanding on the date above, adjusted as required by rules promulgated by the SEC.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Badu Holdings, Inc., 2640 Main Avenue, Irvine, California 92614.

	Shares Beneficially Owned Prior to Offering
Name of Beneficial Owner	Number	Percent

Dennis Vadura (1)	39,381,977	50.6%
John E. Donahue (2)	180,000	*
Tony Wong (3)	3,422,706	4.8%
Wayne I. Danson (4)	417,895	*
Mike McRoberts	-0-
John Higgs (5)	2,843,598	3.9%
Ahn Tuan Le 103 Tran Van Kieu Street Ward 1c, District 6 Ho Chi Minh City, Vietnam (6)	8,505,332	11.9%
Rainbow International Restaurant Hotel Inc. (7) 2125 South Harbor Boulevard Anaheim, CA 92802	5,534,752	7.9%
Wei Tek Tsai 1155 Azuar Drive Vallejo, CA 94592	6,991,971	9.9%

All Directors and Officers as a Group (Six persons) (1)(2)(3)	46,246,176	65.2%

*	Less than 1%.
(1)	Includes 7,897,044 shares issuable upon currently exercisable options.
(2)	Consists solely of shares issuable upon currently exercisable options.
(3)	Includes 538,682 shares issuable upon currently exercisable options. Also includes 2,831,414 shares held by the Wong Family Trust of which Mr. Wong is the trustee.
(4)	Consists of shares held by Danson Partners LLC of which Mr. Danson is the President and Chief Executive Officer.
(5)	Includes 2,289,398 shares issuable upon currently exercisable options.
(6)	Includes 694,444 shares issuable upon conversion of a convertible debenture.
(7)	The Company has been advised that Son Thanh Tran has voting and dispositive power over the shares held by this entity.

39

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Badu Networks has entered into employment agreements with Dennis Vadura, our Chief Executive Officer, Tony Wong, our Vice President—Marketing, and John Donahue, our Chief Financial Officer.

In addition, Badu Networks entered into a consulting agreement with Danson Partners, LLC., a management and financial advisor. Wayne Danson, a director of the Company, is the President and Chief Executive Officer of Danson Partners.

See above under “Executive Compensation” for a summary of the main terms of each of these employment and consulting agreements.

On January 1, 2018, the Company issued 254, 095 shares to Dennis Vadura, the Company’s Chief Executive Officer for services valued at $200,000.

On June 30, 2018, the Company issued 185,786 shares to Dennis Vadura, the Company’s Chief Executive Officer for services valued at $136,145.

On June 30, 2018, the Company issued 20,847 shares to Tony Wong for services valued at $15,047.

In September 2018, the Company entered into an unsecured convertible debenture purchase agreement with Mr. Wong for a principal amount of $20,000 with a due date of June 30, 2019.  The debenture accrues interest at 12% per annum and is convertible into shares of the Company’s common stock at $0.72 per share. The principal amount remains unpaid as of the date hereof.

In September 2017, the Company entered into an unsecured convertible debenture purchase agreement with Ahn Tuan Le for a principal amount of $500,000, which was borrowed in tranches, and with a due date of June 30, 2018. The debenture accrues interest at 12% per annum and is convertible into shares of the Company’s common stock at the conversion rate of $0.72 per share. The note was not repaid or converted on the due date and, accordingly, is in default under terms of the debenture. Ahn Tuan Le is one of our principal stockholders.

40

DESCRIPTION OF SECURITIES

The following description summarizes the material terms and provisions of our capital stock.

General

Our authorized capital stock consists of 250,000,000 shares of common stock with a par value of $0.001 and 5,000,000 shares of preferred stock, par value $0.001. As of January 31, 2019, there were 70,000,000 shares of Common Stock outstanding. We have not created any series of preferred stock and no shares of preferred stock are issued or outstanding.

Common Stock

Each share of our Common Stock is entitled to one vote at all meetings of our stockholders. Our stockholders are not permitted to cumulate votes in the election of directors. All shares of our Common Stock are equal to each other with respect to liquidation rights and dividend rights. In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to receive, on a pro-rata basis, all of our assets remaining after satisfaction of all liabilities and preferences of outstanding preferred stock, if any. Except as otherwise required by Nevada law, holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of our directors.

Our Bylaws

Our bylaws contain standard provisions regarding the rights and obligations of our stockholders, director responsibilities and indemnification. In addition, our bylaws contain a number of special provisions as set forth below.

Acquisition of Controlling Interest

Our bylaws provide that any person acquiring voting shares (“Control Shares”) representing a controlling interest in the Company must comply with certain procedures to be granted voting rights for such Control Shares. As defined in our bylaws, a controlling interest means the ownership of outstanding voting shares of the Company sufficient to enable an acquiror to exercise;

●	One-fifth or more but less than one-third;
●	One-third or more but less than a majority; or
●	A majority or more,

of all the voting power of the Company in the election of directors.

A person acquiring a controlling interest and those acting in association with an acquiring person obtain only such voting rights in the controlling interest as are conferred by a resolution of the Company’s stockholders, approved at a special or annual meeting of the stockholders.

Any person who acquires or offered to acquire a controlling interest in the Company may deliver an offeror’s statement to the Company (the “Offeror’s Statement”). The acquiring person may request in the Offeror’s Statement that the Company’s directors call a special meeting of the stockholders. The Offeror’s Statement must set forth certain information, including: the identity of the acquiror and the number and percentage of shares owned. If the acquisition of the controlling interest has not occurred yet, the statement must detail the terms of the transaction and the terms of payment for the acquisition of the controlling interest.

41

The special meeting of stockholders must be held between 30 and 50 days following the delivery of the Offeror’s Statement. At the meeting, a majority of the stockholders must approve the grant of voting rights to the controlling interest.

We may redeem no less than all of the Control Shares at the average price paid for the Control Shares, if: an Offeror’s Statement is not delivered with respect to the acquisition as provided in the bylaws on or before the 10th day after the acquisition of the Control Shares; or (b) an Offeror’s Statement is delivered, but the Control Shares are not accorded full voting rights by the Company’s stockholders.

Jurisdiction

Our bylaws stipulate that the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the sole and exclusive forum for certain actions, including: (a) any derivative action or proceeding brought in our name or on our behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any of our directors, officers, employees or agents to us or to our stockholders, and (c) any action arising or asserting a claim arising pursuant to any provision of Nevada corporate law or any provision of our articles of incorporation or our by-laws. Any person or entity purchasing or otherwise acquiring any of our Common Stock is deemed to have notice of and consented to these by-law provisions.

Notwithstanding the forum provisions of our bylaws, with respect to actions brought to enforce any duty or liability created by the Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations thereunder, the Exchange Act provides that federal district courts have exclusive jurisdiction.

In addition, the Securities Act of 1933, as amended (the “Securities Act”), provides that legal actions alleging offenses and violations committed under the Securities Act or the rules and regulations thereunder may be brought in both federal district and state courts. Accordingly, stockholders will not be deemed to have waived (i) the Company’s compliance with the federal securities laws and the regulations promulgated thereunder, or (ii) their right to bring any securities related action in the federal courts.

Listing

Our Common stock is not currently quoted on any exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

SELLING STOCKHOLDERS

We are registering an aggregate of 7,022,691 Resale Shares for resale by the Selling Stockholders listed in the table below. All expenses incurred with respect to the registration of the Common Stock will be paid by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Stockholders in connection with the sale of such shares.

The Selling Stockholders may sell some or all of their Resale Shares at a fixed price of $.75 per share until our shares are quoted on the OTCQX and thereafter at prevailing market prices or privately negotiated prices. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders.

The Selling Stockholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule or by any other available means.

42

The following table sets forth:

●	the name of the Selling Stockholder;
●	the number and percent of shares of our Common Stock that the Selling Stockholders beneficially owned prior to the offering for resale of the shares under this prospectus;
●	the number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholders under this prospectus; and
●	the number and percent of shares of our Common Stock to be beneficially owned by the Selling Stockholders after the offering of the Resale Shares (assuming all of the offered Resale Shares are sold by the Selling Stockholders).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that each Selling Stockholder may offer under this prospectus. We do not know how long the Selling Stockholders will hold the shares before selling them or how many shares they will sell, and we currently have no agreements, arrangements or understandings with any of the Selling Stockholders regarding the sale of any of the Resale Shares. Each Selling Stockholder has represented to us that such Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer.

Except as set forth in the footnotes to the table, and except for being a stockholder of the Company, none of the Selling Stockholders has or has had during the past three years any material relationship with us.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Number of Shares Being Offered	Common Stock Beneficially Owned Upon Completion of this Offering	Percentage of Common Stock Owned Upon Completion of this Offering
Tony Wong (1)	591,292	5,261	586,031	4.8%
Michael Beesley	40,789	4,079	36,710	*
Michael and Rachael Brodie	13,855	1,386	12,470	*
James Campigli (2)	153,806	11,780	142,026	*
J and J Campigli Family Trust (3)	294,418	27,710	266,709	*
Tom Cei	8,978	898	8,080	*
Chae Family Trust (4)	58,315	4,485	53,830	*
Senhuei Chen	27,128	2,713	24,415	*
The Craik Living Trust (5)	1,200,668	120,067	1,080,601	1.4%
Michael W. Crump and Leticia T. Crump Revocable Trust dated 2/18/2016 (6)	70,799	7,080	63,719	*
Shane Curtis	34,531	3,453	31,078	*
Ngoc Bao Dang	31,811	3,181	28,630	*
Danson Partners LLC (7)	417,895	41,790	376,105	*
Michael Deely (8)	43,297	3,464	39,833	*
Richard Dunn	67,335	6,734	60,602	*
Angie Duong (9)	1,097,775	15,508	1,082,267	1.5%
Don Duong	56,185	5,618	50,566	*
Filipo and Julia Fanara	6,927	693	6,235	*
John Finlay	13,467	1,347	12,120	*
Mary Furst	34,638	3,464	31,174
John Gallagher	6,927	693	6,235	*
Brian Grogan	61,275	6,128	55,148	*
Josh Halbrook and Tiffany Lantz-Halbrook (10)	43,297	3,464	39,833	*
Robert Harlow (11)	281,395	4,572	276,823	*
Herrera Family Trust U/D/T May 15, 2017 (12)	6,927	693	6,235	*
Hester Family Revocable Trust (13)	223,187	18,855	204,332	*
Tyler Hester (14)	43,297	3,464	39,833	*
John Higgs (15)	2,843,598	55,420	2,788,178	3.9%
Tom Higgs	103,331	10,333	92,997	*
Brent Hillerich	61,275	6,128	55,148	*
Ifang Hsieh	8,978	898	8,080	*
The Bundle Trust (16)	119,275	11,927	107,348	*
Hwang Family Trust (17)	40,401	4,040	36,361	*
Chris Jacobson	20,782	2,078	18,704	*
Joefield Company Limited (18)	202,006	20,201	181,805	*
Hong In Kim	1,347	135	1,212	*
Kim Family Trust (19)	80,802	6,734	74,069	*
Kim Family Trust (20)	67,335	6,733	60,602	*
Douglas Kimmel	55,420	5,542	49,878	*
Kuga Lang Revocable Trust (21)	25,410	2,541	22,869	*
Edward Kwok	13,855	1,386	12,470	*
Chuhui Judy Lai	27,322	2,732	24,590	*

43

Alex Lam	31,762	3,176	28,586	*
Anh Tuan Le (22)	8,505,332	781,089	7,724,243	10.3%
Le Gia Inc. (23)	404,011	40,401	363,610	*
Expernet Co. Ltd. (24)	277,100	27,710	249,390	*
William Alan Messer	138,124	13,812	124,311	*
Jaroslav Milek (25)	216,260	18,855	197,405	*
Nelson Family Trust (26)	69,275	6,927	62,347	*
Timothy Nelson (27)	594,200	9,592	584,608	*
Maurice Sow Khoon Ng	70,029	7,003	63,026
Raymond Ng	26,934	2,693	24,241	*
Donna Ngo	57,100	5,710	51,390	*
Jae Woo Noh	41,565	4,157	37,408	*
Bernard Oh	69,275	6,927	62,347	*
William Padfield	238,550	23,855	214,695	*
Enda Peoples (28)	148,526	1,386	147,140	*
Michael Rabe	67,335	6,734	60,602	*
Mike Ricchio	8,944	894	8,050	*
Rainbow International Restaurant Hotel Inc. (29)	5,534,752	553,475	4,981,277	7.9%
Jose Salvacion	67,335	6,734	60,602	*
An-Chi Shaw	53,868	5,387	48,481	*
Weiguang Shao	117,837	11,784	106,053	*
Sarab Singh	69,275	6,927	62,347	*
Chen Weng Sunu	27,710	2,771	24,939	*
Chien Thi Trung Tran	69,221	6,922	62,299	*
Ha Ngoc Tran	861,891	86,189	775,702	*
Huong Tran	81,190	8,119	73,071	*
Thuan Tran	67,335	6,734	60,602	*
Carmella Tsai	673,352	67,335	606,017	*
Raymond Tsai	676,046	67,605	608,441	*
Wei Kang Tsai	2,598,140	259,814	2,338,326	3.1%
May Chen Tsai	2,598,140	259,814	2,338,326	3.1%
Wenny Tsai	10,774	1,077	9,696	*
Wei Tek Tsai	6,991,971	699,197	6,292,774	10%
Ratkovich Family Trust (30)	168,338	3,367	164,971	*
Chris Uribe	34,638	3,464	31,174	*
Dennis Vadura (31)	39,381,977	3,148,493	36,233,484	50.6%
Vnet Capital Co., Ltd. (32)	138,550	13,855	124,695	*
Thuan Vo	69,275	6,928	62,348	*
Ed Weinberger	6,734	673	6,060	*
Jong Ho Won	290,059	29,006	261,054	*
Wong Family Revocable Trust, dated January 24, 1991 (33)	2,831,414	283,141	2,548,272	*
Young Jin Yang	27,710	2,771	24,939	*
Ji Ho Yoon	468,645	46,865	421,781	*
Hai Ying Zhan	84,169	8,417	75,752	*
Peng Zhengk	6,927	693	6,234	*
Eugene Micco	25,000	2,500	22,500	*
Michael E. Brodie IRA	50,000	5,000	45,000	*
Nicholas Talbot	100,000	10,000	90,000	*
Patrick Shaw	27,710	2,771	24,939	*
Jack Guerreiro	13,855	1,386	12,470	*
Jonathan Forrest	27,710	2,771	24,939	*
Nancy Jean Vadstein	13,855	1,386	12,470	*

Total		7,022,691

44

*	Less than 1%

(1)

Mr. Wong is Vice President and a Director of the Company. The number of shares owned before and after completion of the offering includes 538,682 shares issuable upon exercise of currently exercisable options.

(2)	The number of shares owned before and after completion of the offering includes 72,014 shares issuable upon exercise of currently exercisable warrants and options.
(3)	The Company has been advised that James Campigli has voting and dispositive power over the shares held by this entity.
(4)	The number of shares owned before and after completion of the offering includes 13,467 shares issuable upon exercise of currently exercisable options. The Company has been advised that Jeong Ki Chae has voting and dispositive power over the shares held by this entity.
(5)	The Company has been advised that Keith James Craik has voting and dispositive power over the shares held by this entity.
(6)	The Company has been advised that Leticia Crump has voting and dispositive power over the shares held by this entity.
(7)	The Company has been advised that Wayne Danson, a Director of the Company, has voting and dispositive power over the shares held by this entity.
(8)	The number of shares owned before and after completion of the offering includes 8,659 shares issuable upon exercise of currently exercisable options.
(9)	The number of shares owned before and after completion of the offering includes 942,653 shares issuable upon exercise of currently exercisable options.
(10)	The number of shares owned before and after completion of the offering includes 8,659 shares issuable upon exercise of currently exercisable options.
(11)	The number of shares owned before and after completion of the offering includes 235,673 shares issuable upon exercise of currently exercisable options.
(12)	The Company has been advised that Carlos Herrera and Leanne Herrera have voting and dispositive power over the shares held by this entity.
(13)	The number of shares owned before and after completion of the offering includes 34,638 shares issuable upon exercise of currently exercisable options. The Company has been advised that Janice Hester has voting and dispositive power over the shares held by this entity.
(14)	The number of shares owned before and after completion of the offering includes 8,659 shares issuable upon exercise of currently exercisable options.
(15)	Mr. Higgs is a director of the Company. The number of shares owned before and after completion of the offering includes 2,289,398 shares issuable upon exercise of currently exercisable options.
(16)	The Company has been advised that Steve Humphries has voting and dispositive power over the shares held by this entity.
(17)	The Company has been advised that Sang Ho Hwang has voting and dispositive power over the shares held by this entity.
(18)	The Company has been advised that Yuan Kuan Foo has voting and dispositive power over the shares held by this entity.
(19)	The number of shares owned before and after completion of the offering includes 13,467 shares issuable upon exercise of currently exercisable options. The Company has been advised that Kee Tae Kim has voting and dispositive power over the shares held by this entity.
(20)	The Company has been advised that Kook Dong Kim has voting and dispositive power over the shares held by this entity.
(21)	The Company has been advised that John Warren Lang has voting and dispositive power over the shares held by this entity.
(22)	Includes 694,444 shares issuable upon conversion of a convertible debenture.
(23)	The Company has been advised that Tuan Anh Le has voting and dispositive power over the shares held by this entity.
(24)	The Company has been advised that Jong Kyeong Lee has voting and dispositive power over the shares held by this entity. During the most recent fiscal year, this entity purchased approximately $200,000 worth of our products.
(25)	The number of shares owned before and after completion of the offering includes 27,710 shares issuable upon exercise of currently exercisable options.
(26)	The Company has been advised that Rick Nelson has voting and dispositive power over the shares held by this entity.
(27)	The number of shares owned before and after completion of the offering includes 498,281 shares issuable upon exercise of currently exercisable options.
(28)	The number of shares owned before and after completion of the offering includes 134,670 shares issuable upon exercise of currently exercisable options.
(29)	The Company has been advised that Son Thanh Tran has voting and dispositive power over the shares held by this entity.
(30)	The number of shares owned before and after completion of the offering includes 134,670 shares issuable upon exercise of currently exercisable options. The Company has been advised that Garry Turner has voting and dispositive power over the shares held by this entity.
(31)	The number of shares owned before and after completion of the offering includes 7,897,044 shares issuable upon exercise of currently exercisable options. Mr. Vadura is the President, Chief Executive Officer and a Director of the Company.
(32)	The Company has been advised that Narong Intanate has voting and dispositive power over the shares held by this entity.
(33)	The Company has been advised that Anthony Wong, a Vice President and Director of the Company, has voting and dispositive power over the shares held by this entity.

45

PLAN OF DISTRIBUTION

The common stock held by the selling stockholders may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling stockholders’ common stock offered by this prospectus may be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	transactions involving cross or block trades;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	in privately negotiated transactions;
●	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	“at the market” into an existing market for the common stock;
●	through the writing of options on the shares;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

46

In order to comply with the securities laws of certain states, if applicable, the shares of a selling stockholder may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, or any other exemption available under the Securities Act rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, it.

Brokers, dealers or agents participating in the distribution of the shares held by the selling stockholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders acquired the securities offered hereby in the ordinary course of business and has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholders. If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the selling stockholders use this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our common stock and activities of the selling stockholders.

We have advised the selling stockholders that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding, purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

47

LEGAL MATTERS

The validity of the securities being offered by the selling stockholders under this prospectus has been passed upon by Louis A. Brilleman, Esq., New York, New York.

EXPERTS

Our balance sheets as of June 30, 2018 and 2017 and the statements of operations, equity, and cash flows for the years ended June 30, 2018 and 2017, included in this Prospectus have been audited by Hall & Company, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room;
●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

48

BADU HOLDINGS, INC.

INDEX TO FINANCIAL STATEMENTS

BADU HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

JUNE 30, 2018 AND 2017

49

INDEX TO CONSOLIDATED

FINANCIAL STATEMENTS

50

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of Badu Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Badu Holdings, Inc. (the “Company”) as of June 30, 2018 and 2017, the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows, for each of the two years in the period ended June 30, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit of approximately $21,000,000 and $11,000,000 at June 30, 2018 and 2017, respectively, had a net loss of approximately $12,000,000 and $4,000,000 for the fiscal years ended June 30, 2018 and 2017, respectively, and net cash used in operating activities of approximately $2,000,000 and $2,500,000 for the fiscal years ended June 30,2018 and 2017, respectively, and a lack of operational history, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

HALL & COMPANY

We have served as the Company’s auditor since 2015

Irvine, California

February 11, 2019

51

BADU HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	June 30,
	2018	2017
Current Assets:
Cash	$104,985	$247,250
Account receivable	32,460	44,924
Subscription receivable	100,000	-
Inventory	56,316	20,618
Prepaid rent	-	12,000
Total Current Assets	293,761	324,792
Fixed Assets, net	64,677	77,856
Total Assets	$358,438	$402,648

Liabilities and Shareholders’ Deficit

Current Liabilities:
Accounts payable and other accrued liabilities	$363,533	$239,128
Accrued expense - related party	33,000	-
Convertible note and accrued interest payable – related party	531,989	-
Demand loans and interest payable - related party	-	10,722
Customer prepayments	26,000	-
Accrued payroll and related liabilities	913,856	350,330
Total Current Liabilities	1,868,378	600,180

Commitments and Contingencies

Shareholders’ Deficit

Preferred stock, $0.001 Par Value; 5,000,000 authorized; none issued and outstanding	-	-
Common stock, $0.001 Par Value, 250,000,000 authorized,68,303,928 and 65,187,387 issued and outstanding as of June 30, 2018 and 2017, respectively	68,304	65,187
Additional paid-in capital	19,884,361	10,277,337
Accumulated deficit	(21,462,605)	(10,540,057)
Total Shareholders’ Deficit	(1,509,940)	(197,532)

Total Liabilities and Shareholders’ Deficit	$358,438	$402,648

See accompanying notes to consolidated financial statements

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BADU HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended June 30,
	2018	2017
Revenue	$587,173	$357,333
Cost of sales	92,226	29,962

Gross profit	494,947	327,371

Operating expenses
Compensation and related (including $7,360,407 and $758,201 of stock- based compensation for the fiscal years ended June 30, 2018 and 2017)	9,170,965	2,871,956
General and administrative	625,093	583,320
Professional and consulting (including $962,543 and $0 of common stock issued for services the fiscal years ended June 30, 2018 and 2017)	1,489,730	341,162
Research and development	99,344	91,962
Total operating expenses	11,385,132	3,888,400
Loss from operations	(10,890,185)	(3,561,029)

Interest expense	(32,363)	(507)

Net loss	$(10,922,548)	$(3,561,536)

Basic and diluted net loss per share	$(0.16)	$(0.06)

Basic and diluted weighted average common shares outstanding	66,325,313	62,450,735

See accompanying notes to consolidated financial statements

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BADU HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED JUNE 30, 2018 AND 2017

	Common Stock		Additional Paid-In	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance at July 1, 2016	60,318,734	$60,319	$7,149,005	$(6,978,522)	$230,804

Stock issued for cash	4,868,653	4,869	2,370,131		2,375,000
Stock-based compensation			758,201		758,201
Net loss				(3,561,536)	(3,561,536)
Balance at June 30, 2017	65,187,387	65,187	10,277,337	(10,540,057)	(197,532)

Stock issued for cash	1,767,192	1,767	1,274,278		1,276,044
Stock issued for conversion of debt	14,001	14	11,131		11,145
Stock issued for services	1,335,348	1,335	961,208		962,543
Stock-based compensation			7,360,407		7,360,407
Net loss				(10,922,548)	(10,922,548)
Balance at June 30, 2018	68,303,928	$68,304	$19,884,361	$(21,462,605)	$(1,509,940)

See accompanying notes to consolidated financial statements

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BADU HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(10,922,548)	$(3,561,536)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	35,194	40,376
Common stock issued for services	962,543	-
Stock-based compensation	7,360,407	758,201
Stock issued for debt
Changes in operating assets and liabilities:
Accounts receivable	12,464	(7,594)
Inventory	(35,698)	(20,618)
Prepaid rent	12,000	(6,000)
Accounts payable and other accrued liabilities	124,829	121,762
Customer prepayments	26,000
Accrued expense-related party	33,000	-
Accrued payroll and related liabilities	563,526	266,356
Accrued interest	31,989	-

Net cash used in operating activities	(1,796,294)	(2,409,053)

Cash flows from investing activities:
Purchase of computers and servers	(22,015)	(10,211)
Net cash used in investing activities	(22,015)	(10,211)

Cash flows from financing activities:
Common stock issued for cash	1,176,044	2,375,000
Convertible note payable – related party	500,000	-
Demand loans payable -related party	-	539
Net cash provided by financing activities	1,676,044	2,375,539

Net change in cash	(142,265)	(43,725)
Cash at beginning of year	247,250	290,975
Cash at end of year	$104,985	$247,250

Supplementary disclosures of cash flows information
Cash paid during the year for:
Interest	$-	$-
Taxes	$-	$-
Non-cash transactions:
Fiscal year ended June 30, 2018:
The company issued 14,001 shares of common stock for the conversion of a convertible loan payable and accrued interest	$11,145	$-
Issuance of common stock for subscription receivable	$100,000	$-

See accompanying notes to consolidated financial statements

55

BADU HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1- NATURE OF OPERATIONS

Nature of Business

Badu Networks Inc. (“Badu Networks”) was incorporated in Nevada in June 2012. Badu Networks provides software and appliance solutions which enhance the end-user experience by improving network utilization and therefore the speed with which the Transmission Control Protocol (“TCP”), in conjunction with the Internet Protocol (“IP”), delivers data over both wired and wireless connections.

Reorganization

Badu Holdings, Inc. (“Badu Holdings”) was incorporated under the laws of Nevada on October 24, 2018 for the sole purpose of acting as a holding company for Badu Networks’ business. On January 29, 2019, Badu Holdings acquired Badu Networks by merging its wholly owned subsidiary, Badu Acquisition Corp., into Badu Networks (collectively, the “Company”). Under the terms of the merger, each share held by the former stockholders of Badu Networks was converted into the right to receive 0.1347 shares in Badu Holdings. As a result of the transaction, (i) the former stockholders of Badu Networks received shares of Badu Holdings in the exact same proportion as the Badu Networks shares they previously owned, and (ii) Badu Networks became a wholly-owned subsidiary of Badu Holdings. All share and per share amounts in the accompanying consolidated financial statements and these footnotes reflect the post-merger share structure.

For accounting purposes, Badu Networks is treated as the accounting acquirer of Badu Holdings. As a result, the Company’s historical financial statements are those of Badu Networks.

The Company conducts all its operations through Badu Networks.

Going Concern

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America (“GAAP”) applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has not yet established a stable ongoing source of revenues sufficient to cover its working capital needs and operating costs to allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to sustain operations and the attainment of profitable operations. The Company has incurred annual net losses since June 2012 (date of inception). The Company has a working capital deficit of approximately $1,600,000, an accumulated deficit of approximately $22,000,000 as of June 30, 2018 and incurred a net loss of approximately $11,000,000 for the year ended June 30, 2018. These factors raise substantial doubt as to its ability to continue as a going concern.

If the Company is unable to achieve a stable ongoing source of revenues and profitability and/or obtain adequate equity or debt capital, it could be forced to cease operations. The accompanying consolidated financial statements are accounted for as if the Company is a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern.

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NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies of the Company is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are the representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the consolidated financial statements presented herein as of and for the years ended June 30, 2018 and 2017.

Cash and Cash Equivalents

The Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. The Company has no cash equivalents as of June 30, 2018 and 2017.

Use of Estimates

In preparing consolidated financial statements in conformity with GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of operations. The accounting estimates that require our significant, difficult, and subjective judgments include:

●	the assessment of recoverability of long lived assets;
●	the valuation and recognition of share-based compensation.

Actual results may differ from those estimates and such differences may be material to the financial statements. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Allowance for Doubtful Accounts

We make judgments as to our ability to collect outstanding trade receivables and provide allowances for the portion of receivables when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices. For those invoices not specifically reviewed, provisions are provided at differing rates, based upon the age of the receivable. In determining these percentages, we analyze our historical collection experience and current economic trends. If the historical data we use to calculate the allowance provided for doubtful accounts does not reflect our future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the future results of operations could be materially affected. There was no allowance as of June 30, 3018 and 2017.

Inventory

Inventory principally consists computers and other hardware that are integral to the Company’s technology solutions. Inventory is stated at lower of cost or market (net realizable value), using the first-in, first-out method (FIFO) to determine cost. We monitor inventory cost compared to selling price in order to determine if a lower of cost or market reserve is necessary.

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Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the related assets, which range from three to seven years. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale or retirement of the property and equipment, the accounts are relieved of the cost and related accumulated depreciation with any gain or loss included in the statements of operations.

Long-Lived Assets

In accordance with Accounting Standards Codification (“ASC”) 360, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Fair Value of Financial Instruments

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The established fair value hierarchy prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, and accrued expenses. All such financial instruments are considered Level 1.

Income Taxes

Income taxes are provided in accordance with ASC 740, Income Taxes. The Company utilizes the asset and liability method of accounting for income taxes. The asset and liability method requires that the current or deferred tax consequences of all events recognized in the consolidated financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. Deferred tax assets are reviewed for recoverability and the Company records a valuation allowance to reduce its deferred tax assets when it is more likely than not that all or some portion of the deferred tax assets will not be recovered.

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In July 2006, the FASB issued guidance that clarified the accounting for income taxes by prescribing a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

Company management believes that it had no material uncertain tax positions at June 30, 2018 and 2017. The Company is subject to examination for all open tax years.

No provision was made for federal or state income taxes for the years ended June 30, 2018 and 2017.

Advertising

The Company expenses the cost of advertising when incurred as selling expense. Advertising expense amounted to $3,795 and $8,404 for the years ended June 30, 2018 and 2017, respectively.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company sales and accounts receivable concentrations maintains balances in excess of federally insured limits.

The Company’s two largest customers represented 19% of accounts receivable as of June 30, 2018 and its largest customer represented 89% of accounts receivable as of June 30, 2017. See Note 11 for net revenue from major customers for the years ended June 30, 2018 and 2017.

Risks and Uncertainties

The Company has a limited operating history and has not generated substantial revenue to date. The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide. These conditions include short-term and long-term interest rates, inflation, fluctuations in debt and equity capital markets and the general condition of the U.S. and world economy. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse developments in these general business and economic conditions, including recession, downturn or otherwise, and could have a material adverse effect on the Company’s financial condition and the results of its operations.

In addition, the Company will compete with many companies that currently have extensive and well-funded projects, marketing and sales operations as well as extensive human capital. Our company may be unable to compete successfully against these companies. The Company’s industry is characterized by rapid changes in technology and market demands. As a result, the Company’s products, services, and/or expertise may become obsolete and/or unmarketable. The Company’s future success will depend on its ability to adapt to technological advances, anticipate customer and market demands, and enhance our current products and services. Further, the Company’s products and services must remain competitive with those of other companies with substantially greater resources.

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Warranty

The Company warrants that the encoding of its software programs on the media on which the product is furnished will be free from defects in material and workmanship and that the product shall substantially conform as represented for a period of 90 days.

The Company further warrants that its hardware systems will be free from defects in materials and workmanship for a period of one year.

Share-Based Payments

The Company follows ASC Topic 718-10, Share-Based Payment, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains services in share-based payment transactions. ASC Topic 718-10 requires entities to measure the cost of services received in exchange for equity instruments, including stock options and warrants, based on the grant date fair value of the award and to recognize it as compensation expense over the period services are to be provided, usually the vesting period.

The fair value of options and warrants is calculated using the Black-Scholes option-pricing model. This model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions. As such, the values derived from using that model can differ significantly from other methods of valuing the Company’s share-based payment arrangements. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. These factors could change in the future, affecting the determination of share-based payment expense in future periods.

The assumptions used in the Black Scholes models referred to above are based upon the following data: (1) the expected life of the option or warrant is estimated by considering the contractual term of the option or warrant, the vesting period and the expected exercise price; (2) the expected stock price volatility of the underlying shares over the expected term is based comparable public companies; (3) the risk free interest rate is based on published U.S. Treasury Department interest rates for the expected terms; and (4) expected dividends are based on historical dividend data and expected future dividend activity. The underlying share value is estimated based on contemporaneous sales of common stock for cash.

Software Development Costs

Research and development costs are charged to expense as incurred. However, the costs incurred for the development of computer software that will be licensed, sold, leased, or otherwise marketed are capitalized when technological feasibility has been established. These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies. Amortization of capitalized software development costs begins when the product is available for general release to customers and revenues are generated. Amortization is computed as the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues for the product. No software development costs have been capitalized to date.

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Revenue Recognition

In accordance with ASC Topic 605, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, the service is performed or delivery has occurred, the price is fixed or determinable, and collectability is probable. In fiscal 2017, the Company had a consulting contract which represented approximately 15% of revenue, and revenue was recognized when services were performed. There was no consulting revenue in fiscal 2018.

Recently Adopted Accounting Standards

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718) Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which is intended to simplify several aspects of the accounting for share-based payment transactions, including the accounting for income taxes, forfeitures, statutory tax withholding requirements, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, including interim periods. The Company adopted this guidance in the first quarter of fiscal year ended June 30, 2018 and elected to continue to estimate forfeitures expected to occur to determine the amount of compensation cost to be recognized in each period. As a result, there was no material impact on its consolidated financial statements.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which was subsequently amended by ASUs 2015-14, 2016-08, 2016-10, 2016-12, and 2016-20. ASU 2014-09, as amended, supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and creates a new FASB ASC Topic 606 (“ASC 606”). FASB ASC 606, implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. ASC 606 also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. ASC 606 is effective for public entities for annual periods beginning after December 15, 2017 (fiscal year ending June 30, 2019for the Company), and interim periods within the year of adoption. The Company adopted these updates beginning with the first quarter of its fiscal year ending June 30, 2019 using the modified retrospective transition approach in which the cumulative effect of initially applying ASC 606 was recognized at the date of initial application, July1, 2018.

The Company has completed an analysis on the adoption of ASU 2014-09 and has determined the adoption will not have a material impact on the recognition of revenue. However, ASU 2014-09 requires enhanced disclosures about the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. We are in the process of implementing appropriate changes to our processes, systems and controls to support revenue recognition and the expanded qualitative and quantitative disclosures required under the new standard.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”) which modifies lease accounting for lessees to increase transparency and comparability by recording lease assets and liabilities for operating leases and disclosing key information about leasing arrangements. In 2018, the FASB issued ASU 2018-10, Leases, Codification Improvements and ASU 2018-11, Leases, Targeted Improvements, to provide additional guidance for the adoption of the new lease guidance, including an optional transition method. The Company will adopt this guidance in the first quarter of its fiscal year ending June 30, 2019. Based on the work completed to date, management anticipates the adoption of ASU No. 2017-09 will not have a material impact on its consolidated financial statements and disclosures.

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NOTE 3 - FIXED ASSETS

Property, plant and equipment consist of the following:

	June 30, 2018	June 30, 2017	Useful Life (Years)

Computers and Servers	$196,571	$174,556	3 to 5
Furniture	1,200	1,200	5 to 7
Software License	5,400	5,400	5
Subtotal	203,171	181,156

Less: Accumulated Depreciation	(138,494)	(103,300)
	$64,677	$77,856

Depreciation expense for the years ended June 30, 2018 and 2017 amounted to $35,194 and $40,376, respectively.

NOTE 4 - CONVERTIBLE NOTE PAYABLE

In September 2017, the Company entered into an unsecured convertible debenture purchase agreement with a stockholder and related party for a principal amount of $500,000, which was borrowed in tranches, and with a due date of June 30, 2018. The debenture accrues interest at 12% per annum and is convertible into shares of the Company’s common stock at the conversion rate of $0.72 per share. Accrued interest amounted to $31,989 at June 30, 2018. The note was not repaid on the due date and, accordingly, is in default under terms of the debenture. The Company is in the process of renegotiating the terms of this debenture.

NOTE 5 - ACCRUED PAYROLL AND PAYROLL TAXES

The Company did not pay on a current basis its payroll tax liabilities between March 2017 and December 2018. As of June 30, 2018 and 2017, unpaid and accrued payroll taxes, and penalties and interest charges, are estimated to be $910,296 and $350,330, respectively. The Company has filed required delinquent payroll tax returns, has negotiated an installment plan for state taxes in the monthly amount of $10,000 commencing in January 2019, and is in the process of negotiating a federal installment plan, to satisfy such obligations.

NOTE 6 - EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (“EPS”) computations.

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Basic earnings per share are computed by dividing income available to common shareholders by the weighted- average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

The total number of potentially additional dilutive options and warrants outstanding was approximately 19 million and 8 million for the fiscal years ended June 30, 2018 and 2017, respectively. In addition, the convertible debenture converts at an exercise price of $0.72 per share of common stock representing approximately 741,000 shares.

The options, warrants and shares underlying the convertible note were considered for the dilutive calculation but in periods when losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

NOTE 7 - RELATED PARTY TRANSACTIONS

During the year ended June 30, 2017, the Company issued 69,062 shares to founders and relatives of founders for cash in the amount of $50,000. During the year ended June 30, 2018, the Company issued 460,709 shares to founders and relatives of founders for services valued at $331,892 based on their fair value at the respective measurement date.

As of June 30, 2018, and 2017, demand loans and interest payable to a founder amounted to $0 and $10,722, respectively. The liability at June 30, 2017, and additional interest of $423, or $11,145 in total, was converted into common stock during fiscal 2018 at a conversion price of $0.79.

NOTE 8 - INCOME TAXES

On December 22, 2017, the US Congress passed the Tax Cuts and Jobs Act, which reduced the corporate tax rate from 39% to 21%. For the fiscal year ended June 30, 2018, the Company’s blended tax rate was 28%,

For the fiscal years ended June 30, 2018 and June 30, 2017, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative tax net operating loss carry-forward is approximately $12,770,830 at June 30, 2018, which will begin to expire in the year 2028. This tax net operating loss carry-forward estimate reflects an adjustment to the Company’s accumulated deficit for non-cash stock-based compensation.

The provision for Federal income tax consists of the following for the years ended June 30, 2018, and 2017:

Income tax benefit attributable to:
	June 30, 2018	June 30, 2017
Net operating loss carryforward	$12,770,830	$9,208,689
Valuation allowance	(12,770,830)	(9,208,689)
Provision for federal Income tax	$-	$-

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The cumulative tax effect at the expected rate of 28% of significant items comprising our net deferred tax amount is as follows as of June 30, 2018 and 2017:

	June 30, 2018	June 30, 2017
Deferred tax asset attributable to:
Net operating loss carryforward	$12,770,830	$9,208,689
Tax rate	28%	35%
Deferred tax asset	$3,575,832	$3,223,041
Valuation Allowance	$(3,575,832)	$(3,223,041)
Net deferred tax asset	$-	$-

The Company expects the deferred tax asset (before valuation allowance) account to be reduced by $893,958 to $2,681,874 in fiscal 2019 when the Company’s corporate tax rate will be 21%.

The following summarizes the differences between the income tax (benefit) expense and the amount computed by applying the blended federal income tax rate of 28% for the fiscal year ended June 30, 2018 and 35% for the fiscal year ended June 30, 2017, to income/loss before income taxes:

	Year ended June 30,
	2018		2017
Tax rate reconciliation:
Computed “expected” federal tax expense (benefit)	$(3,058,313)	(28)%	$(1,246,538)	(35)%
State taxes, net of federal benefit	-	—%	—	—%
Option/warrant expense per books	2,060,914	(28)%	265,370	(35)%
Total	(997,399)	-%	(981,167)	-%
Change in valuation allowance	997,399	-%	981,167	-%
Income tax expense (benefit)	$-	0%	$0	0%

Due to the change in ownership provisions of Section 382 of the Internal Revenue Code of 1986, as amended, the net operating loss carry forwards for Federal income tax reporting purposes can be subject to annual limitations should a change in ownership, as defined, occur. Accordingly, the Company’s use of net operating loss carryforwards could be limited in future years.

NOTE 9 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company has 5,000,000 shares of preferred stock authorized at par value of $0.001. There are no shares of preferred stock issued and outstanding.

Common Stock

The Company has 250,000,000 shares of Common Stock authorized at par value of $0.001. The holders of the issued and outstanding shares Common Stock are entitled to one vote per share on any matter to be voted on by the stockholders of the Company and are entitled to receive any dividends declared. In connection with the reorganization described in Note 1, effective January 29, 2019, each share of Badu Networks’ common stock was exchanged for 0.1347 shares of Badu Holdings’ common stock.

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2018

During the year ended June 30, 2018, the Company agreed to issue 1,767,192 shares of common stock for cash proceeds of $1,176,045 and a subscription receivable of $100,000. In November 2018, the Company received the $100,000 and issued the underlying shares.

During the year ended June 30, 2018, the Company issued 1,335,348 shares of common stock in exchange for services valued at $962,543, which is included in professional and consulting expenses in the accompanying statements of operations.

During the year ended June 30, 2018, the Company issued 14,001 shares of common stock in exchange for the conversion of debt and accrued interest of $11,145.

2017

During the year ended June 30, 2017, the Company issued 4,868,653 shares of common stock for cash proceeds of $2,375,000.

Stock Options and Warrants

Stock Options

During fiscal 2014, the Board of Directors approved and adopted the 2014 Stock Option and Incentive Plan (the “Plan”) to provide for the issuance of non-qualified and/or incentive stock options to employees, officers, directors and consultants and other service providers. The Plan was subsequently amended on various dates. The Company also granted stock options to non-employees outside of the 2014 Plan. Generally, all options granted expire five to ten years from the date of grant. It is the policy of the Company to issue new shares for stock options exercised, rather than issue treasury shares. The total number of shares of common stock reserved for issuance under the Plan, as amended, is 13,467,048 shares, and 4,759,288 were available to be issued at June 30, 2018.

During fiscal 2018, the Company granted 14,967,244 options to employees and service providers as compensation. The options have lives of 10 years, an exercise price of $0.79 and vesting periods ranging from immediate vesting upon grant to vesting over four years from the date of grant. The Company valued the options using the Black-Scholes pricing model on the date of grant using the following range of inputs.

	For the year ended June 30, 2018	For the year ended June 30, 2017
Risk-free interest rate	2.35%	0.86%-1.46%
Expected dividend yield	0%	0%
Expected lives	5.0-6.25 years	5.0-6.0 Years
Expected volatility	150%	182%

The total fair value of the options issued during fiscal 2018 and 2017 was approximately $9,951,000 and $867,000, respectively, which will be recognized through 2023.

The risk-free interest rate assumption for options granted is based upon observed interest rates on the United States government securities appropriate for the expected term of the Company’s employee stock options.

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The expected term of employee stock options is calculated using the simplified method which takes into consideration the contractual and vesting terms of the options.

The Company determined the expected volatility assumption for options granted using the historical volatility of comparable public company’s common stock. The Company will continue to monitor peer companies and other relevant factors used to measure expected volatility for future stock option grants, until such time that the Company’s common stock has enough market history to use historical volatility.

The dividend yield assumption for options granted is based on the Company’s history and expectation of dividend payouts. The Company has never declared or paid any cash dividends on its common stock, and the Company does not anticipate paying any cash dividends in the foreseeable future

A summary of the Company’s stock options activity and related information is as follows:

		Weighted Average	Weighted Average Remaining Contractual
	Options	Price	Term	Exercisable
Outstanding at June 30, 2016	4,307,689	$0.82	8.7	1,654,616
Granted	1,306,304	1.78	10.0	-
Exercised	-	-	-	-
Expired/Cancelled	-	-	-	-
Outstanding at June 30, 2017	5,613,992	1.04	8.1	2,846,389
Granted	14,967,244	0.82	10.0	-
Exercised	-	-	-	-
Expired/Cancelled	(3,529,633)	1.19	-	-
Outstanding at June 30, 2018	17,051,603	$0.82	9.0	13,387,509

As of June 30, 2018, there was approximately $3.1 million of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. The estimated aggregate pretax intrinsic value (the difference between the Company’s estimated stock price on the last day of the period ended June 30, 2018 and the exercise price, multiplied by the number of in-the-money options) is approximately $0. This amount changes based on the fair market value of the Company’s common stock.

Total options outstanding at June 30, 2018 of 17,051,603 consist of 8,707,760 options granted under the 2014 Plan and 8,343,844 options that were granted outside the 2014 Plan.

During the years ended June 30, 2018 and 2017, stock-based compensation expense from stock options included in compensation related expenses in the accompanying statements of operations was $7,360,407 and $758,201, respectively.

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Warrants

During the fiscal year ended June 30, 2018, the Company issued warrants to investors to purchase 67,335 shares of the Company’s common stock at an exercise price of $0.1.93 per share. The warrants vest immediately and have a term of ten years from the date of issuance. As the warrants were issued in connection with fund raising activities, there was no related compensation expense recorded.

During the fiscal year ended June 30, 2017, the Company issued warrants to investors to purchase 2,020,057 shares of the Company’s common stock at an exercise price of $1.93 per share. The warrants vested immediately and have an expiration date of December 31, 2018. The warrants were not exercised on a timely basis and therefor expired. As the warrants were issued in connection with fund raising activities, there was no related compensation expense recorded.

A summary of the Company’s warrant activity and related information is as follows:

		Weighted Average Exercise	Weighted Average Remaining Contractual
	Warrants	Price	Term	Exercisable
Outstanding at June 30, 2016	329,259	$1.41	4.4	329,259
Granted	2,020,057	1.93	-	-
Exercised	-	-	-	-
Expired/Cancelled	(168,338)	(0.45)	-	-
Outstanding at June 30, 2017	2,180,978	$1.93	7.7	2,180,978

Granted	67,335	1.93	-	-
Exercised	-	-	-	-
Expired/Cancelled
Outstanding at June 30, 2018	2,248,313	$1.86	0.85	2,248,313

As of June 30, 2018 and 2017, there was no unrecognized compensation cost related to non-vested warrants.

During the fiscal years ended June 30, 2018 and 2017, there was no stock-based compensation from warrants included in compensation and related in the accompanying statement of operations.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Rent

The Company leases certain property under a month to month lease agreement which provides for monthly lease payments approximating $6,000.

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Legal

The Company may be involved from time to time in various claims, lawsuits, disputes with third parties, actions involving allegations or discrimination or breach of contract actions incidental in the normal operations of the business. The Company is currently not involved in any such litigation.

Employment Agreements

Dennis Vadura

Pursuant to the terms of an employment agreement dated January 1, 2015, Badu Networks employs Dennis Vadura as its Chief Executive Officer. The annual base salary under the agreement is $170,000 subject to an annual increase of 25% of the prior year’s base salary. Mr. Vadura may also be entitled to an annual bonus at the discretion of the Company’s Board of Directors (or its compensation committee) that ranges from 50% to 300% of the prior year’s base salary. In addition, he may participate in the company’s stock option plan.

The agreement has a term of five years and may be terminated immediately by the Company for cause. The agreement defines “for cause” as: (a) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof, or (b) willful and materially wrongful or grossly negligent actions that result in material damage to the Company. The agreement includes standard non-disclosure provisions and a one-year post employment non-compete clause.

Tony Wong

Pursuant to the terms of an employment agreement dated January 1, 2015, Badu Networks employs Tony Wong as its Vice President—Marketing. The annual base salary under the agreement is $12,000 subject to an annual increase of 25% of the prior year’s base salary. Mr. Wong may also be entitled to an annual bonus at the discretion of the Company’s Board of Directors (or its compensation committee) that ranges from 50% to 300% of the prior year’s base salary. In addition, he may participate in the company’s stock option plan.

The agreement has a term of five years and may be terminated immediately by the Company for cause. The agreement defines “for cause” as: (a) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof, or (b) willful and materially wrongful or grossly negligent actions that result in material damage to the Company. The agreement includes standard non-disclosure provisions and a one-year post employment non-compete clause.

NOTE 11 - SEGMENT INFORMATION

The Company has a single operating and reporting segment, providing software and appliance solutions to improve throughput by increasing the speed that data is delivered over both wired and wireless connections.

For the fiscal years ended June 30, 2018 and 2017, the Company’s revenue from foreign customers, predominately in Asia, amounted to $543,981 and $268,197, or 93% and 75%, respectively, and revenue from U.S. customers amounted to $43,192 and $89,136, or 7% and 25%, respectively.

The following table sets forth for the indicated periods the percentage of total net revenue for customers that comprise 10% or more of the Company’s total revenues. Each of the entities is a reseller of the Company’s products.

	Year Ended June 30,
Customer	2018		2017
CMT Information and Communications Company	55%		*	%
DAOU Tech Inc.	*	%	19%
Advantego Technologies, Inc.	12%		*	%
Withus Planet	*	%	43%
ExperNet Systems, Inc.	22%		*	%
Elizabeth River Crossing LLC	*	%	23%

*Less than 10%

The loss of any of the significant customers or a reduction in sales to or difficulties collecting payments from any of these customers could significantly reduce the Company’s net revenue and adversely affect its operating results.

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NOTE 12 — SUBSEQUENT EVENTS

During the period from July 1, 2018 through January 25, 2019, the Company issued 1,254,814 shares of common stock for cash proceeds of $932,200 and 531,128 shares of common stock in exchange for $287,317 of services.

During the period from July 1, 2018 through January 25, 2019, the entered into an unsecured convertible debenture purchase agreement with an affiliated stockholder in the principal amount of $20,000 and incurred $64,088 of credit card debt.

Payment of the subscription receivable at June 30, 2018 of $100,000 was received in November 2018.

Under the terms of a consulting agreement dated October 22, 2018, Badu Networks retained an affiliated party as a management and financial advisor. The agreement has a term of 24 months, subject to an automatic one-year renewal. During the first year, monthly fees payable are $7,500, which amount is subject to increase to $10,000 during the second year. Thereafter, fees will be $12,500. Badu Networks also issued 296,275 shares of its common stock.

See Note 1 for a description of the Company’s reorganization. In connection therewith, on January 11, 2019, the Board of Directors adopted the 2019 Stock Incentive Plan. The Plan was approved by the stockholders of the Company on January 14, 2019. The total number of shares of common stock reserved for issuance under the Plan is 30,000,000 shares.

69

BADU HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED

MARCH 31, 2019 AND 2018

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INDEX TO CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

71

BADU HOLDING, INC. AND  SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2019	2018
	(Unaudited)	(Audited)
Current Assets:
Cash	$2,114	$104,985
Account receivable	81,182	32,460
Subscription receivable	-	100,000
Inventory	56,114	56,316
Total Current Assets	139,410	293,761
Fixed Assets, net	46,912	64,677
Total Assets	$186,322	$358,438

Liabilities and Shareholders’ Deficit
Current Liabilities:
Accounts payable and other accrued liabilities	$806,321	$363,533
Accrued expense - related party	33,000	33,000
Convertible notes - related parties	520,000	500,000
Accrued interest payable - related parties	78,227	31,989
Customer prepayment	-	26,000
Accrued payroll and related liabilities	1,428,967	913,856
Total Current Liabilities	2,866,515	1,868,378

Commitments and Contingencies

Shareholders’ Deficit
Preferred stock, $0.001 par value; 5,000,000 authorized; none issued and outstanding	-	-
Common stock, $0.001 par value, 250,000,000 authorized, 70,085,810 and 68,303,928 issued and outstanding as of March 31, 2019 and June 30, 2018, respectively	70,086	68,304
Additional paid-in capital	23,132,775	19,884,361
Accumulated deficit	(25,883,054)	(21,462,605)
Total Shareholders’ Deficit	(2,680,193)	(1,509,940)
Total Liabilities and Shareholders’ Deficit	$186,322	$358,438

See accompanying notes to financial statements

72

BADU HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(Unaudited)

	For the three months ended		For the nine months ended
	March 31,		March 31,
	2019	2018	2019	2018
Revenue	$71,817	$72,016	$299,214	$452,357
Cost of sales	13,950	23,657	37,722	89,093
Gross profit	57,867	48,359	261,492	363,264
Operating expenses
Compensation and related (including stock-based compensation of $509,523 and $6,234,176 for the three months ended March 31, 2019 and 2018, respectively, and $1,923,463 and $6,902,863 for the nine months ended March 31, 2019 and 2018, respectively)	883,534	6,561,277	3,132,393	8,098,936
General and administrative	207,251	156,288	530,624	440,209
Professional and consulting (including common stock issued for services of $48,040 and $542,004 for the three months ended March 31, 2019 and 2018, respectively, and $511,057 and $566,304 for the nine months ended March 31, 2019 and 2018, respectively)	193,732	669,869	917,257	868,902
Research and development	35,046	48,509	55,477	81,178
Total operating expenses	1,319,563	7,435,943	4,635,751	9,489,225
Loss from operations	(1,261,696)	(7,387,584)	(4,374,259)	(9,125,961)
Interest expense	(15,375)	(10,408)	(46,190)	(20,540)
Net loss	$(1,277,071)	$(7,397,992)	$(4,420,449)	$(9,146,501)

Basic and diluted net loss per share	$(0.02)	$(0.11)	$(0.06)	$(0.14)

Basic and diluted weighted average common shares outstanding	70,003,963	66,794,074	69,301,728	65,928,228

See accompanying notes to financial statements

73

BADU HOLDING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2019 AND 2018

(Unaudited)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2017	65,767,368	65,767	11,364,745	(12,288,566)	(858,054)
Stock issued for cash	948,595	949	683,571		684,520
Stock issued for services	750,946	751	541,253		542,004
Stock-based compensation			6,234,176		6,234,176
Net loss				(7,397,992)	(7,397,992)
Balance at March 31, 2018	$67,466,909	$67,467	$18,823,745	$(19,686,558)	$(795,346)

Balance at June 30, 2017	65,187,387	$65,187	$10,277,338	$(10,540,057)	$(197,532)
Stock issued for cash	1,494,909	1,495	1,078,025	-	1,079,520
Stock issued for services	784,614	785	565,519		566,304
Stock-based compensation			6,902,863		6,902,863
Net loss				(9,146,501)	(9,146,501)
Balance at March 31, 2018	$67,466,909	$67,467	$18,823,745	$(19,686,558)	$(795,346)

Balance at December 31, 2018	70,000,000	$70,000	$22,550,298	$(24,605,982)	$(1,985,684)
Stock issued for cash	25,000	25	24,975	-	25,000
Stock issued for services	60,810	61	47,979	-	48,040
Stock-based compensation	-	-	509,523	-	509,523
Net loss	-	-	-	(1,277,072)	(1,277,072)
Balance at March 31, 2019	70,085,810	$70,086	$23,132,775	$(25,883,054)	$(2,680,193)

Balance at June 30, 2018	68,303,928	68,304	19,884,361	(21,462,605)	(1,509,940)
Stock issued for cash	1,121,518	1,122	814,554	-	815,676
Stock issued for services	660,363	660	510,397	-	511,057
Stock-based compensation	-	-	1,923,463	-	1,923,463
Net loss	-	-	-	(4,420,449)	(4,420,449)
Balance at March 31, 2019	70,085,810	$70,086	$23,132,775	$(25,883,054)	$(2,680,193)

See accompanying notes to financial statements

74

BADU HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine months ended
	March 31,
	2019	2018

Cash flows from operating activities:
Net loss	$(4,420,449)	$(9,146,501)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	17,767	25,459
Common stock issued for services	511,057	566,304
Stock-based compensation	1,923,463	6,902,863
Changes in operating assets and liabilities:
Accounts receivable	(48,722)	(9,501)
Inventory	202	(18,602)
Accounts payable and other accrued liabilities	442,786	31,404
Accrued interest	46,238	9,127
Customer prepayment	(26,000)	-
Accrued payroll and related liabilities	515,111	284,790
Net cash used in operating activities	(1,038,548)	(1,354,657)

Cash flows from investing activities:
Computers and servers	-	(22,016)
Net cash used in investing activities	-	(22,016)

Cash flows from financing activities:
Common stock issued for cash	915,676	1,079,520
Convertible note payable - related parties	20,000	500,000
Net cash provided by financing activities	935,676	1,579,520

Net change in cash	(102,871)	202,848

Cash at beginning of period	104,985	247,250

Cash at end of period	$2,114	$450,098

Supplementary disclosures of cash flows information
Cash paid during the period for:
Interest	$-	$-
Taxes	$-	$-
Non-cash transactions:
Nine months ended March 31, 2019:
Issuance of common stock for subscription receivable	$100,000	$-

See accompanying notes to financial statements

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BADU HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1- NATURE OF OPERATIONS

Nature of Business

Badu Networks Inc. (“Badu Networks”) was incorporated in Nevada in June 2012. The Company provides proprietary software and appliance solutions which enhance the end-user experience by improving network utilization and therefore the speed with which the Transmission Control Protocol (“TCP”), in conjunction with the Internet Protocol (“IP”), delivers data over both wired and wireless connections.

Reorganization

Badu Holdings, Inc. (“Badu Holdings”) was incorporated under the laws of Nevada on October 24, 2018 for the sole purpose of acting as a holding company for Badu Networks’ business. On January 29, 2019, Badu Holdings acquired Badu Networks by merging its wholly owned subsidiary, Badu Acquisition Corp., into Badu Networks (collectively, the “Company”). Under the terms of the merger, each share held by the former stockholders of Badu Networks was converted into the right to receive 0.1347 shares in Badu Holdings. As a result of the transaction, (i) the former stockholders of Badu Networks received shares of Badu Holdings in the exact same proportion as the Badu Networks shares they previously owned, and (ii) Badu Networks became a wholly-owned subsidiary of Badu Holdings. All share and per share amounts in the accompanying consolidated financial statements and these footnotes reflect the post-merger share structure.

For accounting purposes, Badu Networks is treated as the accounting acquirer of Badu Holdings. As a result, the Company’s historical financial statements are those of Badu Networks.

The Company conducts all its operations through Badu Networks.

Going Concern

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America (“GAAP”) applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has not yet established a stable ongoing source of revenues sufficient to cover its working capital needs and operating costs to allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to sustain operations and the attainment of profitable operations. The Company has a working capital deficit of approximately $2,700,000, has incurred annual net losses since June 2012 (date of inception) and has an accumulated deficit of approximately $26,000,000 as of March 31, 2019. These factors raise substantial doubt as to its ability to continue as a going concern.

If the Company is unable to achieve a stable ongoing source of revenues and profitability and/or obtain adequate equity or debt financing, it could be forced to cease operations. The accompanying consolidated financial statements are accounted for as if the Company is a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern.

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NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares its consolidated financial statements in accordance with GAAP. The accompanying interim unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X. In our opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2018. The June 30, 2018 balance sheet has been derived from the audited financial statements as of that date.

The summary of significant accounting policies of the Company is presented to assist in understanding the Company’s condensed consolidated financial statements. The condensed consolidated financial statements and notes are the representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the condensed consolidated financial statements presented herein as of and for the three and nine months ended March 31, 2019 and 2018.

Significant accounting policies are as follows:

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company has no cash equivalents as of March 31, 2019 and June 30, 2018.

Risks and Uncertainties

The Company has a limited operating history and has not generated substantial revenue to date. The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide. These conditions include short-term and long-term interest rates, inflation, fluctuations in debt and equity capital markets and the general condition of the U.S. and world economy. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse developments in these general business and economic conditions, including recession, downturn or otherwise, and could have a material adverse effect on the Company’s financial condition and the results of its operations.

In addition, the Company will compete with many companies that currently have extensive and well-funded projects, marketing and sales operations as well as extensive human capital. Our company may be unable to compete successfully against these companies. The Company’s industry is characterized by rapid changes in technology and market demands. As a result, the Company’s products, services, and/or expertise may become obsolete and/or unmarketable. The Company’s future success will depend on its ability to adapt to technological advances, anticipate customer and market demands, and enhance our current products and services. Further, the Company’s products and services must remain competitive with those of other companies with substantially greater resources.

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Convertible Debt

Convertible debt is accounted for under the guidelines established by Accounting Standards Codification (“ASC”) 470-20, Debt with Conversion and Other Options. ASC 470-20 governs the calculation of an embedded beneficial conversion, a derivative instrument, which is treated as an additional discount to the instruments where derivative accounting does not apply. This applies during the period for which embedded conversion features are either fixed, contingently convertible, or cash or net settlement is in the control of the Company. From time to time, the Company may issue equity instruments, such as warrants, with convertible debt, the net proceeds from the transaction are allocated to the convertible debt and equity instruments based on their relative fair values. The proceeds allocated to the equity instruments may reduce the carrying value of the convertible debt, and such discount is amortized to interest expense over the term of the debt. The amount of the warrants and beneficial conversion feature will reduce the carrying value of the debt instrument to zero, but no further. The discount relating to the initial recording of the original issue discounts, issue costs, warrants and beneficial conversion feature are accreted, together with the premium, over the estimated term of the debt.

If applicable, the excess of fair value of the embedded conversion feature, together with the original issue discounts, warrants, and issue costs over the face value of the debt, is recorded as an immediate charge in the accompanying statements of operations and cash flows. Each reporting period, the Company will compute the estimated fair value of derivatives and record changes to operations.

Basic and Diluted Net Loss per Common Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the reporting period. The weighted average number of shares is calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Diluted earnings per share reflects the potential dilution that could occur if stock options, warrants, and other commitments to issue common stock were exercised or equity awards vest, resulting in the issuance of common stock that could share in the earnings of the Company.

Diluted loss per share is the same as basic loss per share during periods where net losses are incurred since the inclusion of the potential common stock equivalents would be anti-dilutive as a result of the net loss.

Use of Estimates

In preparing financial statements in conformity with GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of operations. The accounting estimates that require our significant, difficult, and subjective judgments include:

●	the assessment of recoverability of long-lived assets;
●	the valuation and recognition of share-based compensation.

Actual results may differ from those estimates and such differences may be material to the consolidated financial statements. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Inventory

Inventory principally consists of finished goods such as computers and other hardware that are integral to the Company’s technology solutions. Inventory is stated at lower of cost or market (net realizable value), using the first-in, first-out method (FIFO) to determine cost. We monitor inventory cost compared to selling price in order to determine if a lower of cost or market reserve is necessary.

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Fair Value of Financial Instruments

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The established fair value hierarchy prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, and accrued expenses. The carrying value of such financial instruments approximates fair value due to their short-term nature. All such financial instruments are considered Level 1.

Advertising

The Company expenses the cost of advertising when incurred as selling expense. There was no advertising expense for the three and nine months ended March 31, 2019 and 2018.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company maintains cash balances in excess of federally insured limits.

The Company’s net revenues have historically been concentrated in a small number of customers. The following table sets forth the percentage of the net revenues made to customers that each comprise 10% or more of the Company’s net revenue:

	Three Months Ended				Nine Months Ended
Customer	March 31, 2019		March 31, 2018		March 31, 2019	March 31, 2018
CMT Information and Communications Company	*	%	*	%	28%	69%
Shoelace Wireless, Inc.	*	%	*	%	18%	*	%
Advantego Technologies, Inc.	*	%	44%		17%	*	%
BT One Phone	68%		*	%	16%	*	%
ExperNet Systems, Inc.	*	%	*	%	* %	13%
DaSung Co., Ltd.	*	%	*	%	10%	*	%
MTech	20%		*	%	* %	*	%
Hakuto	*	%	56%		* %	*	%

*less than 10%

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The Company’s accounts receivable is concentrated with two customers at March 31, 2019 representing 63% and 27% of aggregate gross receivables, respectively. At June 30, 2018, two customers represented 62% and 15% of aggregate gross receivables, respectively. The loss of any of the significant customers or a reduction in sales to or difficulties collecting payments from any of these customers could significantly reduce the Company’s net revenue and adversely affect its operating results.

Share-Based Payments

The Company follows ASC Topic 718-10, Share-Based Payment, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains services in share-based payment transactions. ASC Topic 718-10 requires entities to measure the cost of services received in exchange for equity instruments, including stock options and warrants, based on the grant date fair value of the award and to recognize it as compensation expense over the period services are to be provided, usually the vesting period.

The fair value of options and warrants is calculated using the Black-Scholes option-pricing model. This model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions. As such, the values derived from using that model can differ significantly from other methods of valuing the Company’s share-based payment arrangements. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. These factors could change in the future, affecting the determination of share-based payment expense in future periods.

The assumptions used in the Black Scholes models referred to above are based upon the following data: (1) the expected life of the option or warrant is estimated by considering the contractual term of the option or warrant, the vesting period and the expected exercise price; (2) the expected stock price volatility of the underlying shares over the expected term is based on comparable public companies; (3) the risk free interest rate is based on published U.S. Treasury Department interest rates for the expected terms; and (4) expected dividends are based on historical dividend data and expected future dividend activity. The underlying share value is estimated based on contemporaneous sales of common stock for cash.

Recently Adopted Accounting Standards

In March 2016, the Financial Accounting Standards Board issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718) Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which is intended to simplify several aspects of the accounting for share-based payment transactions, including the accounting for income taxes, forfeitures, statutory tax withholding requirements, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, including interim periods. The Company adopted this guidance in the first quarter of fiscal year ended June 30, 2018 and elected to continue to estimate forfeitures expected to occur to determine the amount of compensation cost to be recognized in each period. As a result, there was no material impact on its consolidated financial statements.

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See Note 3 for a description of revenue recognition and related disclosures under the recently adopted Accounting Standards Codification (ACS) 606, Revenue from Contracts with Customers.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”) which modifies lease accounting for lessees to increase transparency and comparability by recording lease assets and liabilities for operating leases and disclosing key information about leasing arrangements. In 2018, the FASB issued ASU 2018-10, Leases, Codification Improvements and ASU 2018-11, Leases, Targeted Improvements, to provide additional guidance for the adoption of the new lease guidance, including an optional transition method. The Company will adopt this guidance in the first quarter of its fiscal year ending June 30, 2020. The adoption of ASU No. 2017-09 did not have a material impact on the Company’s consolidated financial statements and disclosures.

Recent Accounting Pronouncements

The Company has considered all recent accounting pronouncements issued since the last audit of our consolidated financial statements and believes that these recent pronouncements will not have a material effect on the Company’s consolidated financial statements.

NOTE 3 – REVENUE RECOGNITION

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which was subsequently amended by ASUs 2015-14, 2016-08, 2016-10, 2016-12, and 2016-20. ASU 2014-09, as amended, supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and creates a new FASB ASC Topic 606 (“ASC 606”). FASB ASC 606, implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. ASC 606 also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. ASC 606 is effective for public entities for annual periods beginning after December 15, 2017 (fiscal year ending June 30, 2019 for the Company), and interim periods within the year of adoption. The Company adopted these updates beginning with the first quarter of its fiscal year ending June 30, 2019 using the modified retrospective transition approach in which the cumulative effect of initially applying ASC 606 was recognized at the date of initial application, July1, 2018. The Company has completed an analysis on the adoption of ASU 2014-09 and has determined the adoption would not have a material impact on the recognition of revenue.

For the three and nine months ended March 31, 2019 and 2018, the vast majority of the revenue was derived from the sale of tangible products for which the Company recognizes revenue at a point in time. The contracts that relate to these product shipments are predominantly purchase orders that have firm purchase commitments generally only for a short period of time. As a result, the adoption of Topic 606 did not have a material effect on our condensed consolidated financial statements, and no cumulative catch-up adjustment to the opening balance of accumulated deficit was required. The Company used the related practical expedients that allowed it to omit disclosure of the transaction price allocated to remaining unsatisfied obligations and an explanation of when it expects to recognize the related revenue.

Revenues are recognized when control is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods and services. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

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Nature of Goods and Services

The Company provides products and services that improve the performance of data delivery over wired and wireless networks without the need to change hardware or software at the point of origin or at the end user’s device. It also designs and sells products that enable users to create, manage and share content by storing data locally thereby improving quality and reducing data-usage fees.

WarpEngine is the Company’s suite of products that provide the tools for deploying WarpTCP. WarpEngine and WarpTCP accounted for substantially all of revenues in fiscal 2019 and 2018. WarpEngine is a hardware and software platform solution that provides transparent TCP proxying at carrier grade line rates, with up to 10Gb/s in a single engine, and up to 200Gb/s when multiple engines are aggregated into a group. The smallest hardware footprint is a 4-port solution called WarpGateway, and the biggest footprint (WarpEngine-X) is a 48-core unit that can house multiple hardware bypass network interface cards (or NIC). The Company derives revenue primarily from sales of the aforementioned products and engineering services related thereto. However, the Company had no engineering services revenue for the three and nine months ended March 31, 2019 and 2018.

Substantially all of the Company’s net product revenues relate to products sold at a point in time through general ship-and-bill performance obligations. At contract inception, an assessment of the goods and services promised in customer contracts is performed and a performance obligation is identified for each distinct promise to transfer to the customer a good or service (or bundle of goods or services). To identify the performance obligations, the Company considers all of the goods or services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. Contracts with customers are comprised of customer purchase orders, invoices (including the Company’s standard terms and conditions), and written contracts. The Company does not license its software products.

Revenue Disaggregation

The Company operates in one reportable segment, which is the design, manufacture and sale of high-performance products for the enterprise, telecommunication, commercial and small business markets that improve the performance of data delivery over wired and wireless networks. The Company evaluates financial performance on a Company-wide basis.

Performance Obligations

Net product revenues and related cost of sales are primarily the result of promises to transfer products to customers. For performance obligations related to substantially all of the ship-and-bill products, control transfers at a point in time when title transfers upon shipment of the product to the customer, and for some sales, control transfers when title is transferred at time of receipt by the customer. Once a product has shipped or has been delivered, the customer is able to direct the use of, and obtain substantially all of the remaining benefits from the asset. The Company considers control to have transferred upon shipment or delivery because the Company has a present right to payment at that time, the customer has legal title to the asset, the Company has transferred physical possession of the asset, and the customer has the significant risks and rewards of ownership of the asset.

Amounts billed to its customers for shipping and handling are recorded in net product revenues. Shipping and handling costs incurred by the Company are included in cost of sales in the accompanying condensed consolidated statements of operations.

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Significant Payment Terms

For ship-and-bill type contracts with customers, the invoice states the final terms of the sale, including the description, quantity, and price of each product purchased. Payment terms are typically due within 30 days after delivery but, in limited instances, can range up to 60 days after delivery. Accordingly, the Company’s contracts with customers do not include a significant financing component.

Variable Consideration

In limited situations customers are allowed limited rights of return for up to 30 days; however, returns are negligible.

Warranties

The Company warrants that the encoding of its software programs on the media on which the product is furnished will be free from defects in material and workmanship and that the product shall substantially conform as represented for a period of 90 days.

The Company further warrants that its hardware systems will be free from defects in materials and workmanship for a period of one year.

Contract Assets

Typically, the Company invoices the customer and recognizes revenue once the Company has satisfied its performance obligation. Accordingly, the contract assets comprise accounts receivable. Generally, the Company does not have material amounts of other contract assets since revenue is recognized as control of goods is transferred or as services are performed.

Contract Liabilities (Deferred Revenue)

Contract liabilities are recorded when cash payments are received in advance of the Company’s performance. Such contract liabilities (deferred revenue) amounted to $nil and $26,000 as of March 31, 2019 and June 30, 2018, respectively.

Practical Expedients and Exemptions

The Company has elected the following practical expedients allowed under Topic 606:

●	Payment terms with its customers, which are one year or less, are not considered a significant financing component.

●	Shipping and handling fees and costs incurred in connection with products sold are recorded in cost of sales and are not considered a performance obligation to its customers.

●	The Company expenses incremental direct costs of obtaining a contract (sales commissions) when incurred because the amortization period is generally 12 months or less. The Company does not incur costs to fulfill a customer contract that meet the requirements for capitalization.

●	The Company has applied the portfolio approach to its ship-and-bill contracts that have similar characteristics as it reasonably expects that the effects on the consolidated financial statements of applying this guidance to the portfolio of contracts would not differ materially from applying this guidance to the individual contracts within the portfolio.

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NOTE 4 - CONVERTIBLE NOTE PAYABLE

In September 2017, the Company entered into an unsecured convertible debenture purchase agreement with an affiliated stockholder for a principal amount of $500,000, which was borrowed in tranches, and with a due date of June 30, 2018. The debenture accrues interest at 12% per annum and is convertible into shares of the Company’s common stock at the conversion rate of $0.72 per share. The note was not repaid or converted on the due date and, accordingly, is in default under terms of the debenture. The Company is in the process of renegotiating the terms of this debenture.

In September 2018, the Company entered into an unsecured convertible debenture purchase agreement with affiliated stockholder for a principal amount of $20,000 with a due date of June 30, 2019. The debenture accrues interest at 12% per annum and is convertible into shares of the Company’s common stock at the conversion rate of $0.72 per share. As of the date of these financials the above notes have not been paid.

Accrued interest on convertible notes amounted to $78,227 and $31,989 at March 31, 2019 and June 30, 2018, respectively.

NOTE 5 – ACCRUED PAYROLL AND PAYROLL TAXES

The Company generally has not paid payroll tax liabilities on a current basis since March 2017. As of March 31, 2019 and June 30, 2018, unpaid and accrued payroll amounted to $261,123 and $3,560, respectively, and unpaid and accrued payroll taxes, penalties and interest charges amounted to $1,167,844 and $910,296, respectively. The Company has filed required delinquent payroll tax returns, has negotiated an installment plan for state taxes in the monthly amount of $10,000 commencing in January 2019, and is in the process of negotiating a federal installment plan to satisfy such obligations.

NOTE 6 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (“EPS”) computations.

Basic earnings per share are computed by dividing income available to common shareholders by the weighted- average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

The total number of potential additional dilutive options and warrants outstanding was 20,004,526 and 19,299,916 as of March 31, 2019 and June 30, 2018, respectively. In addition, the convertible debentures and accrued interest convert at an exercise price of $0.72 per share of common stock representing 830,871 and 738,874 shares as of March 31, 2019 and June 30, 2018, respectively.

The options, warrants and shares underlying the convertible note were considered for the dilutive calculation, but in periods when losses are reported, the weighted-average number of common stock outstanding excludes such common stock equivalents because their inclusion would be anti-dilutive.

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NOTE 7 – RELATED PARTY TRANSACTIONS

During the nine months ended March 31, 2019 and 2018, the Company issued 346,375 and 138,124 shares to founders and relatives of founders for cash in the amount of $250,000 and $100,000, respectively. During the nine months ended March 31, 2019, the Company issued 63,524 shares to founders and relatives of founders for services valued at $50,000 based on their fair value at the respective measurement dates. In September 2018, the Company entered into an unsecured convertible debenture purchase agreement with a stockholder and related party for a principal amount of $20,000 with a due date of June 30, 2019 (See Note 4).

NOTE 8 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company has 5,000,000 shares of preferred stock authorized at par value of $0.001. There are no shares of preferred stock issued and outstanding.

Common Stock

The Company has 250,000,000 shares of Common Stock authorized at par value of $0.001. The holders of the issued and outstanding shares Common Stock are entitled to one vote per share on any matter to be voted on by the stockholders of the Company and are entitled to receive any dividends declared. In connection with the reorganization described in Note 1, effective January 29, 2019, each share of Badu Networks’ common stock was exchanged for 0.1347 shares of Badu Holdings’ common stock.

Fiscal Year Ending June 30, 2019

During the nine months ended March 31, 2019, the Company issued 1,121,518 shares of common stock for cash proceeds of $815,676.

During the nine months ended March 31, 2019, the Company issued 660,363 shares of common stock in exchange for services valued at $511,057, which is included in professional and consulting expenses in the accompanying statements of operations.

Fiscal Year Ended June 30, 2018

During the nine months ended March 31, 2018, the Company issued 1,494,909 shares of common stock for cash proceeds of $1,079,520.

During the nine months ended March 31, 2018, the Company issued 784,614 shares of common stock in exchange for services valued at $566,304, which is included in professional and consulting expenses in the accompanying statements of operations.

Stock Options and Warrants

Stock Options

During fiscal 2014, the Board of Directors approved and adopted the 2014 Stock Option and Incentive Plan (the “2014 Plan”) to provide for the issuance of non-qualified and/or incentive stock options to employees, officers, directors and consultants and other service providers. The Plan was subsequently amended on various dates. The Company also granted stock options to non-employees outside of the 2014 Plan. Generally, all options granted expire five to ten years from the date of grant. It is the policy of the Company to issue new shares for stock options exercised, rather than issue treasury shares. The total number of shares of common stock reserved for issuance under the 2018 Plan is 30,000,000 shares, and 10,374,041 were available to be issued at March 31, 2019.

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During the nine months ended March 31, 2019, the Company granted 4,325,072 options to employees and service providers as compensation. The options had a grant date fair value of $2,073,900 and have lives of 10 years, an exercise price of $0.79 and vesting periods ranging from immediate vesting upon grant to vesting over four years from the date of grant. The Company valued the options using the Black-Scholes pricing model on the date of grant using the following range of inputs:

For the nine months ended March 31, 2019
Risk-free interest rate	2.35%
Expected dividend yield	0%
Expected lives	5.0-6.25 years
Expected volatility	150%

A summary of the Company’s stock options activity and related information is as follows:

	Options	Exercisable
Outstanding at June 30, 2018	17,051,603	13,387,509
Granted	4,325,073	-
Exercised	-
Expired/Cancelled	(1,750,716)	-
Outstanding at March 31, 2019	19,625,959	13,643,042

As of March 31, 2019, there was approximately $3,929,731 of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. The estimated aggregate pretax intrinsic value (the difference between the Company’s estimated stock price on the last day of the period ended March 31, 2019 and the exercise price, multiplied by the number of in-the-money options) is approximately $0. This amount changes based on the fair market value of the Company’s common stock.

During the nine months ended March 31, 2019 and 2018, stock-based compensation expense from stock options included in compensation and related expenses in the accompanying statements of operations was $1,923,463 and $6,902,863, respectively.

Warrants

During the nine months ended March 31, 2019, the Company issued warrants to investors to purchase 150,311 shares of the Company’s common stock at an exercise price of $0.79 per share. The warrants vest immediately and have an expiration date of December 1, 2019. As the warrants were issued in connection with fund raising activities, there was no related compensation expense recorded. During the nine months ended March 31, 2019, no holders of warrants issued for fund raising purposes exercised warrants to purchase common stock.

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A summary of the Company’s warrant activity and related information is as follows:

	Warrants	Exercisable
Outstanding at June 30, 2018	2,248,313	2,248,313
Granted	150,311	150,311
Exercised	-	-
Expired/Cancelled	(2,020,057)	(2,020,057)
Outstanding at March 31, 2019	378,567	378,567

As of March 31, 2019 and 2018, there was no unrecognized compensation cost related to non-vested warrants.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Rent

The Company leases certain property under a month to month lease agreement which provides for monthly lease payments approximating $6,000.

Legal

The Company may be involved from time to time in various claims, lawsuits, disputes with third parties, actions involving allegations or discrimination or breach of contract actions incidental in the normal operations of the business. The Company is currently not involved in any such litigation.

Employment Agreements

Dennis Vadura

Pursuant to the terms of an employment agreement dated January 1, 2015, Badu Networks employs Dennis Vadura as its Chief Executive Officer. The annual base salary under the agreement is $170,000 subject to an annual increase of 25% of the prior year’s base salary. Mr. Vadura may also be entitled to an annual bonus at the discretion of the Company’s Board of Directors (or its compensation committee) that ranges from 50% to 300% of the prior year’s base salary. No base salary raises or bonuses have been granted to date. In addition, he may participate in the Company’s stock option plan.

The agreement has a term of five years and may be terminated immediately by the Company for cause. The agreement defines “for cause” as: (a) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof, or (b) willful and materially wrongful or grossly negligent actions that result in material damage to the Company. The agreement includes standard non-disclosure provisions and a one-year post employment non-compete clause.

Tony Wong

Pursuant to the terms of an employment agreement dated January 1, 2015, Badu Networks employs Tony Wong as its Vice President—Marketing. The annual base salary under the agreement is $12,000 subject to an annual increase of 25% of the prior year’s base salary. Mr. Wong may also be entitled to an annual bonus at the discretion of the Company’s Board of Directors (or its compensation committee) that ranges from 50% to 300% of the prior year’s base salary. No base salary raises or bonuses have been granted to date. In addition, he may participate in the Company’s stock option plan.

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The agreement has a term of five years and may be terminated immediately by the Company for cause. The agreement defines “for cause” as: (a) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof, or (b) willful and materially wrongful or grossly negligent actions that result in material damage to the Company. The agreement includes standard non-disclosure provisions and a one-year post employment non-compete clause.

John E. Donahue

Pursuant to the terms of an employment agreement dated February 25, 2019, the Company employs John Donahue as its Chief Financial Officer. The initial annual base salary under the agreement is $60,000. This amount will be increased to $120,000 per annum following (i) effectiveness of a registration statement filed on February 11, 2019, and (ii) receipt by the Company of a minimum of $500,000 in debt or equity financing. The annual base salary will be increased further to a minimum of $200,000 upon the Company attaining an annual sales run rate that generates positive cash flow from operations and/or the closing on an equity or debt financing for a minimum of $10 million. Mr. Donahue is also entitled to a bonus at the discretion of the Company’s Compensation Committee based on performance criteria established by such committee. In addition, he received options to purchase 1,800,000 shares of common stock at $0.79 per share. The options are subject to vesting as follows: 10% vested on the date of grant with the balance vesting in four equal annual installments commencing on the first anniversary of the date of grant. Upon a change of control all unvested options vest immediately.

The agreement has a term of three years and may be terminated immediately by the Company for cause. The agreement defines “for cause” as: (a) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof, or (b) willful and materially wrongful or grossly negligent actions that result in material damage to the Company. The agreement includes standard non-disclosure provisions and a one-year post employment non-compete clause.

Consulting Agreement

Under the terms of a consulting agreement dated October 22, 2018, Badu Networks retained a consultant as a management and financial advisor. The agreement has a term of 24 months, subject to an automatic one-year renewal. During the first year, monthly fees payable are $7,500, which amount is subject to increase to $10,000 during the second year. Thereafter, monthly fees will be $12,500. Badu Networks also issued 296,275 shares of its common stock valued at $233,200 (based on the measurement date). The associated expense for stock issued for services is included in operating expenses with professional and consulting. Either party may cancel the agreement at any time with or without cause, effective not less than 30-day notice.

NOTE 10 — SUBSEQUENT EVENTS

During the period from April 1, 2019 through August 1, 2019, the Company received cash proceeds of $450,000 for 450,000 shares of common stock.

On April 9, 2019, a stockholder and affiliated party advanced $22,000 to the Company, to be repaid when adequate funds are available. This obligation is not evidenced by a note agreement, has no defined term and does not bear interest.

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7,022,691 Shares of Common Stock

PROSPECTUS

______________, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than estimated underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$638
Legal fees and expenses	35,000
Accounting fees and expenses	3,500
Miscellaneous fees and expenses	862	*
Total	$40,000	*

●	Estimated

Item 14. Indemnification of Directors and Officers

Under the Nevada Revised Statutes and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care”. This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

As used in this Item 15, unless indicated otherwise, the term Company means Badu Networks, Inc., the Registrant’s wholly owned subsidiary, that was organized in December 2012. Registrant was incorporated under the laws of Nevada on October 24, 2018 for the sole purpose of acting as a holding company for the Company’s business. On January 29, 2019, Registrant acquired Badu Networks by merging its wholly owned subsidiary, Badu Acquisition Corp., into Badu Networks in a tax-free reorganization (the “Reorganization”). Under the terms of the Reorganization, shares held by the former stockholders of Badu Networks, were converted into the right to receive 0.1347 shares in Registrant. As a result of the transaction, (i) the former stockholders of Badu Networks received Registrant shares in the exact same proportion as the Badu Networks shares they previously owned, and (ii) Badu Networks became Registrant’s wholly owned subsidiary.

Common stock

In March 2016, the Company sold 673,352 shares of common stock to an investor at $0.37 per share for cash proceeds of $250,000.

In June 2016, the Company sold 673,352 shares of common stock to an investor at $0.37 per share for cash proceeds of $250,000.

II-1

In July 2016, in connection with an exercise of warrants, the Company issued 673,352 shares of common stock to an investor at $.37 per share for cash proceeds of $250,000.

In September 2016, in connection with an exercise of warrants, the Company issued 673,352 shares of common stock to an investor at $0.37 per share for cash proceeds of $250,000.

In November 2016, in connection with an exercise of warrants, the Company issued 673,352 shares of common stock to an investor at $0.37 per share for cash proceeds of $250,000.

In December 2016, in connection with an exercise of warrants, the Company issued 808,023 shares of common stock to an investor at $0.37 per share for cash proceeds of $300,000.

In January 2017, the Company sold 242,463 shares of common stock to four investors at an average price of $0.72 per share for cash proceeds of $175,000.

In April 2017, the Company sold 207,771 shares of common stock to two investors at an average price of $0.72 per share for cash proceeds of $150,000.

In May 2017, the Company sold 207,612 shares of common stock to two investors at an average price of $0.72 per share for cash proceeds of $150,000.

In June 2017, the Company sold 520,837 shares of common stock to seven investors at an average price of $0.72 per share for cash proceeds of $370,000.

In June 2017, the Company sold 861,891 shares of common stock to an investor at $0.56 per share for cash proceeds of $480,000.

In August 2017, the Company issued 33,668 shares of common stock to an individual at $.72 per share for services rendered and valued at $24,300.

In September 2017, the Company sold 373,658 shares of common stock to six investors at an average price of $0.72 per share for cash proceeds of $270,000.

In November 2017, the Company sold 138,124 shares of common stock to an investor at $0.72 per share for cash proceeds of $100,000.

In December 2017, the Company sold 34,531 shares of common stock to an investor at $0.72 per share for cash proceeds of $25,000.

In January 2018, the Company issued 741,113 shares of common stock to three members of the Board of Directors at a price of $0.72 per share for their services performed as directors and valued at $534,906.

In January 2018, the Company issued 9,834 shares of common stock to two individuals at $.72 per share for services rendered and valued at $7,097.

In February 2018, the Company sold 631,277 shares of common stock to 14 investors at an average price of $0.72 per share for cash proceeds of $455,492.

In February 2018, in connection with the conversion of a convertible note and accrued interest, the Company issued 14,001 shares of common stock to an investor at a price of $0.79 per share.

In March 2018, the Company sold 318,665 shares of common stock to seven investors at an average price of $0.72 per share for cash proceeds of $230,000.

II-2

In June 2018, the Company sold 132,387 shares of common stock to four investors at an average price of $0.72 per share for cash proceeds of $95,552.

In June 2018, the Company issued 95,025 shares of common stock to three members of the Board of Directors at a price of $0.79 per share for their services performed as directors and valued at $74,795.

In June 2018, the Company issued 455,723 shares of common stock to five individuals at $.72 per share for services rendered and valued at $328,923.

In July 2018, the Company sold 34,638 shares of common stock to an investor at $0.72 per share for cash proceeds of $25,000.

In July 2018, the Company issued 3,885 shares of common stock to an individual at $.72 per share for services rendered and valued at $7,500.

In August 2018, the Company sold 69,275 shares of common stock to an investor at $0.72 per share for cash proceeds of $50,000.

In August 2018, the Company issued 9,050 shares of common stock to one member of the Board of Directors at a price of $0.79 per share for services performed as a director and valued at $7,123.

In September 2018, the Company issued 38,593 shares of common stock to three members of the Board of Directors at a price of $0.79 per share for their services performed as directors and valued at $30,377.

In September 2018, the Company sold 353,302 shares of common stock to six investors at an average price of $0.72 per share for cash proceeds of $255,000.

In September 2018, the Company issued 55,420 shares of common stock to an individual at $.72 per share for services rendered and valued at $40,000.

In October 2018, the Company issued 444,963 shares of common stock to eight individuals at an average price of $.72 per share for services rendered and valued at $350,232.

In October 2018, the Company sold 256,501 shares of common stock to five investors at an average price of $0.72 per share for cash proceeds of $185,132.

In November 2018, the Company sold 70,029 shares of common stock to five investors at an average price of $0.72 per share for cash proceeds of $50,000.

In December 2018, the Company sold 313,084 shares of common stock to two investors at an average price of $0.72 per share for cash proceeds of $225,000.

In December 2018, the Company issued 47,643 shares of common stock to three members of the Board of Directors at a price of $0.79 per share for their services performed as directors and valued at $37,500.

In March 2019, the Company sold 25,000 shares of common stock to an investor at an average price of $1.00 per share for cash proceeds of $25,000.

In April 2019, the Company sold 300,000 shares of common stock to six investors at an average price of $1.00 per share for cash proceeds of $300,000.

In May 2019, the Company sold 50,000 shares of common stock to an investor at an average price of $1.00 per share for cash proceeds of $50,000.

In June 2019, the Company sold 100,000 shares of common stock to an investor at an average price of $1.00 per share for cash proceeds of $100,000.

In June 2019, the Company issued 217,913 shares of common stock to two individuals at an average price of $1.03 per share for services rendered and valued at $224,370.

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Stock Options

On January 11, 2016, the Company granted options to purchase 67,335 shares of common stock to an employee at an exercise price of $.79 per share with an expiration date of January 10, 2026. The options vest ratably on May 11, 2016, 2017, 2018 and, 2019.

On June 5, 2016, the Company granted options to purchase 13,467 shares of common stock to an employee at an exercise price of $.79 per share with an expiration date of June 4, 2026. The options vest ratably on December 15, 2016, 2017, 2018 and 2019. All the options were cancelled on December 7, 2017 upon termination of employment.

On August 8, 2016, the Company granted options to purchase 13,467 shares of common stock to an employee at an exercise price of $.93 per share with an expiration date of August 7, 2026. The options vest ratably on May 11, 2016, 2017, 2018 and 2019. All the options were cancelled on December 7, 2017 upon termination of employment.

On January 20, 2017, the Company granted options to purchase 13,467 shares of common stock to an individual at an exercise price of $1.93 per share with an expiration date of January 19, 2027. The options vest ratably on January 20, 2018 and January 20, 2019.

On January 20, 2017, the Company granted options to purchase 538,682 shares of common stock to an individual at an exercise price of $1.93 per share with an expiration date of January 19, 2027. The options vest ratably on January 20, 2017, 2018, 2019 and 2020. All the options were cancelled on August 1, 2018 upon termination of services.

On March 2, 2017, the Company granted options to purchase 67,335 shares of common stock to an individual at an exercise price of $.79 per share with immediate vesting. All the options were cancelled on July 29, 2018 upon termination of services.

On April 9, 2017, the Company granted options to purchase 134,670 shares of common stock to an individual at an exercise price of $.79 per share with immediate vesting. All the options were cancelled on July 8, 2018 upon termination of services.

On April 20, 2017, the Company granted options to purchase 538,682 shares of common stock to an employee at an exercise price of $1.93 per share with an expiration date of April 19, 2027. The options vest ratably on April 20, 2017, 2018, 2019 and 2020. All the options were cancelled on December 20, 2017 upon termination of employment.

On July 10, 2017, the Company granted options to purchase 13,467 shares of common stock to an employee at an exercise price of $.79 per share with an expiration date of July 9, 2027. The options vest ratably on January 10, 2018, 2019, 2020 and 2021. All the options were cancelled on November 29, 2018 upon termination of employment.

On July 20, 2017, the Company granted options to purchase 101,003 shares of common stock to an individual at an exercise price of $.79 per share with immediate vesting.

On September 4, 2017, the Company granted options to purchase 87,536 shares of common stock to an individual at an exercise price of $1.93 per share with immediate vesting. All the options were cancelled on August 1, 2018.

On October 2, 2017, the Company granted options to purchase 538,662 shares of common stock to an individual at an exercise price of $1.93 per share with an expiration date of October 1, 2027. The options vest ratably on October 2, 2017, 2018, 2019 and 2020.

On November 1, 2017, the Company granted options to purchase 26,934 shares of common stock to an individual at an exercise price of $.79 per share with an expiration date of November 1, 2027. The options vest ratably on November 1, 2018 and November 1, 2019.

On November 1, 2017, the Company granted options to purchase 13,467 shares of common stock to an individual at an exercise price of $.79 per share with immediate vesting with an expiration date of November 11, 2027.

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On January 1, 2018, the Company granted options to purchase 14,186,155 shares of common stock to 19 employees and individuals at an exercise price of $.79 per share with immediate vesting. Options to purchase 12,000,000 of such shares were subsequently cancelled upon termination of employment or services.

On August 1, 2018, the Company granted options to purchase 1,111,031 shares of common stock to eight individuals at an exercise price of $.79 per share with immediate vesting.

On December 10, 2018, the Company granted options to purchase 269,341 shares of common stock to two employees at an exercise price of $.79 per share with an expiration date of December 6, 2028. The options vest on December 9, 2022.

On December 12, 2018, the Company granted options to purchase 1,144,699 shares of common stock to an individual at an exercise price of $.79 per share with an expiration date of December 11, 2028. The options vest on December 12, 2022.

On February 25, 2019, the Company granted options to purchase 1,800,000 shares of common stock to our Chief Financial Officer at an exercise price of $.79 per share with an expiration date of February 25, 2029. Ten percent of the options vested immediately, with the remaining options vesting ratably on each anniversary date over the ensuing four years.

Warrants

On February 2, 2016, the Company granted warrants to purchase 2,828,080 shares of common stock at an exercise price of $0.37 per share with an expiration dates from July 29, 2016 to December 30, 2016. All such warrants were subsequently exercised for total cash proceeds of $1,050,000.

On February 12, 2016, the Company granted warrants to purchase 32,983 shares of common stock at an exercise price of $0.37 per share with an expiration date of February 12, 2026.

On January 22, 2017, the Company granted warrants to purchase 2,020,057 shares of common stock at an exercise price of $1.93 per share with an expiration date of December 31, 2018. The warrants were not exercised on a timely basis and expired.

On January 1, 2018, the Company granted warrants to purchase 67,335 shares of common stock at an exercise price of $1.93 per share with an expiration date of December 30, 2027.

On September 1, 2018, the Company granted warrants to purchase 36,007 shares of common stock at an exercise price of $0.79 per share with an expiration date of August 31, 2028.

On November 29, 2018, the Company granted warrants to purchase 122,964 shares of common stock at an exercise price of $0.79 per share with an expiration date of December 1, 2019.

Reorganization

Under the terms of the Reorganization, on January 29, 2019, Registrant converted all issued and outstanding shares of Badu Networks into the right to receive an aggregate of 70,000,000 shares of common stock of Registrant.

All securities listed above were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereunder as they were issued in reliance on the recipients’ representation that they were accredited (as such term is defined in Regulation D), without general solicitation and represented by certificates or electronic book entries that marked with a restrictive legend. In addition, all recipients were provided with sufficient access to Company information.

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Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit Number	Description

2.1(a)	Agreement and Plan of Merger dated January 25, 2019, by and among the Company, Badu Acquisition Corp. and Badu Networks (1)
2.1(b)	Articles of Merger (1)
3.1	Articles of Incorporation (1)
3.2	By-laws (1)
5.1	Opinion of Louis A. Brilleman, Esq. (1)
10.1	2019 Stock Incentive Plan (1)
10.2	Employment Agreement, dated January 1, 2015, between Badu Networks and Dennis Vadura (1)
10.3	Employment Agreement, dated January 1, 2015, between Badu Networks and Tony Wong (1)
10.4	Consulting Agreement, dated October 22, 2018, between Badu Networks and Danson Partners, LLC (1)
10.5	Employment Agreement, dated February 25, 2019, between the Company and John Donahue (1)
23.1	Consent of Hall & Company
23.2	Consent of Louis A. Brilleman, Esq. (included as part of Exhibit 5.1) (1)
24.1	Power of Attorney*

*	Included on the signature page.
(1)	Previously filed

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on this August 2, 2019.

BADU HOLDINGS, INC.

By:	/s/ Dennis Vadura
Chief Executive Officer (Principal Executive Officer)

KNOW ALL PEOPLE BY THESE PRESENTED, that each person whose signature appears below hereby appoints Dennis Vadura, acting alone, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Name	Title	Date

/s/ Dennis Vadura	Chief Executive Officer and Director	August 2, 2019
Dennis Vadura	(Principal Executive Officer)

/s/ John Donahue	Chief Financial Officer	August 2, 2019
John Donahue	(Principal Financial and Accounting Officer)

/s/ Wayne Danson	Director	August 2, 2019
Wayne Danson

/s/ Tony Wong	Director	August 2, 2019
Tony Wong

/s/ Mike McRoberts	Director	August 2, 2019
Mike McRoberts

/s/ John Higgs	Director	August 2, 2019
John Higgs

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